                                                                       Execution







             STRUCTURED ASSET SECURITIES CORPORATION, as Depositor,

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                                   as Trustee



                           ---------------------------

                                 TRUST AGREEMENT

                          Dated as of February 1, 2002

                           ---------------------------



                     STRUCTURED ASSET SECURITIES CORPORATION
                            PASS-THROUGH CERTIFICATES
                                 SERIES 2002-AL1

                                               TABLE OF CONTENTS
                                                                                                               Page
                                                                                                               ----
Article I DEFINITIONS 3

         Section 1.01. Definitions................................................................................3
         Section 1.02. Calculations Respecting Assistance Loans..................................................33

Article II DECLARATION OF TRUST; ISSUANCE OF CERTIFICATES........................................................33

         Section 2.01. Creation and Declaration of Trust Fund; Conveyance of Assistance Loans....................33
         Section 2.02. Acceptance of Trust Fund by Trustee; Review of Documentation for Trust Fund...............36
         Section 2.03. Representations and Warranties of the Depositor...........................................38
         Section 2.04. Discovery of Breach.......................................................................39
         Section 2.05. Repurchase, Purchase or Substitution of Assistance Loans..................................40
         Section 2.06. Grant Clause..............................................................................41
         Section 2.07. Optional Purchase of Assistance Loans.....................................................42

Article III THE CERTIFICATES.....................................................................................42

         Section 3.01. The Certificates..........................................................................42
         Section 3.02. Registration..............................................................................44
         Section 3.03. Transfer and Exchange of Certificates.....................................................44
         Section 3.04. Cancellation of Certificates..............................................................49
         Section 3.05. Replacement of Certificates...............................................................50
         Section 3.06. Persons Deemed Owners.....................................................................50
         Section 3.07. Temporary Certificates....................................................................50
         Section 3.08. Appointment of Paying Agent...............................................................51
         Section 3.09. Book-Entry Certificates...................................................................51

Article IV ADMINISTRATION OF THE TRUST FUND......................................................................52

         Section 4.01. [Reserved]................................................................................52
         Section 4.02. [Reserved]................................................................................52
         Section 4.03. Reports to Certificateholders.............................................................52
         Section 4.04. Certificate Account.......................................................................55
         Section 4.05. Simple Interest Reserve Fund..............................................................57

Article V DISTRIBUTIONS TO HOLDERS OF CERTIFICATES...............................................................58

         Section 5.01. Distributions Generally...................................................................58
         Section 5.02. Distributions from the Certificate Account................................................59
         Section 5.03. Allocation of Realized Losses.............................................................63
         Section 5.04. Advances by the Trustee...................................................................65

Article VI CONCERNING THE TRUSTEE; EVENTS OF DEFAULT.............................................................66

         Section 6.01. Duties of Trustee.........................................................................66
         Section 6.02. Certain Matters Affecting the Trustee.....................................................68

         Section 6.03. Trustee Not Liable for Certificates.......................................................69
         Section 6.04. Trustee May Own Certificates..............................................................69
         Section 6.05. Eligibility Requirements for Trustee......................................................70
         Section 6.06. Resignation and Removal of Trustee........................................................70
         Section 6.07. Successor Trustee.........................................................................71
         Section 6.08. Merger or Consolidation of Trustee........................................................71
         Section 6.09. Appointment of Co-Trustee, Separate Trustee or Custodian..................................72
         Section 6.10. Authenticating Agents.....................................................................73
         Section 6.11. Indemnification of Trustee................................................................74
         Section 6.12. Compensation of the Trustee...............................................................75
         Section 6.13. Collection of Monies......................................................................75
         Section 6.14. Trustee To Act; Appointment of Successor..................................................75
         Section 6.15. Additional Remedies of Trustee Upon Event of Default......................................77
         Section 6.16. Waiver of Defaults........................................................................77
         Section 6.17. Notification to Holders...................................................................78
         Section 6.18. Directions by Certificateholders and Duties of Trustee During Event of Default............78
         Section 6.19. Action Upon Certain Failures of the Servicer and Upon Event of Default....................78

Article VII PURCHASE AND TERMINATION OF THE TRUST FUND...........................................................79

         Section 7.01. Purchase of Assistance Loans; Termination of Trust Fund Upon Purchase or
                          Liquidation of All Assistance Loans....................................................79
         Section 7.02. Procedure Upon Termination of Trust Fund..................................................79
         Section 7.03. Additional Trust Fund Termination Requirements............................................80

Article VIII RIGHTS OF CERTIFICATEHOLDERS........................................................................81

         Section 8.01. Limitation on Rights of Holders...........................................................81
         Section 8.02. Access to List of Holders.................................................................81
         Section 8.03. Acts of Holders of Certificates...........................................................82
         Section 8.04. Right to Appoint Special Servicer.........................................................83

Article IX ADMINISTRATION AND SERVICING OF ASSISTANCE LOANS......................................................83

         Section 9.01. Trustee To Retain Possession of Certain Insurance Policies and Documents..................83
         Section 9.02. Preparation of Tax Returns and Other Reports..............................................83
         Section 9.03. Release of Loan Files.....................................................................84
         Section 9.04. Holders of the Class A1 Certificates' Consent Rights......................................85

Article X FASIT ADMINISTRATION...................................................................................85

         Section 10.01. FASIT Status of the Trust Fund...........................................................85
         Section 10.02. Prohibited Transactions and Activities...................................................87
         Section 10.03. Subsequently Issued FASIT Provisions.....................................................88
         Section 10.04. Taxation of the Class O Certificateholder................................................88
         Section 10.05. Withholding Tax..........................................................................88
         Section 10.06. REO Property.............................................................................89

Article XI MISCELLANEOUS PROVISIONS..............................................................................90

         Section 11.01. Binding Nature of Agreement; Assignment..................................................90
         Section 11.02. Entire Agreement.........................................................................90
         Section 11.03. Amendment................................................................................90
         Section 11.04. Voting Rights............................................................................91
         Section 11.05. Provision of Information.................................................................92
         Section 11.06. Governing Law............................................................................92
         Section 11.07. Notices..................................................................................92
         Section 11.08. Severability of Provisions...............................................................93
         Section 11.09. Indulgences; No Waivers..................................................................93
         Section 11.10. Headings Not To Affect Interpretation....................................................93
         Section 11.11. Benefits of Agreement....................................................................93
         Section 11.12. Special Notices to the Rating Agencies...................................................93
         Section 11.13. Counterparts.............................................................................94
         Section 11.14. Transfer of Servicing....................................................................94
         Section 11.15. Statements to Fannie Mae.................................................................96


                                   ATTACHMENTS

Exhibit A         Forms of Certificates
Exhibit B-1       Form of Trustee Initial Certification
Exhibit B-2       Form of Trustee Interim Certification
Exhibit B-3       Form of Final Certification
Exhibit B-4       Form of Endorsement
Exhibit C         Request for Release of Documents and Receipt
Exhibit D-l       Form of Ownership Certificate Transfer Affidavit (Transferee)
Exhibit D-2       Form of Class O Certificate Transfer Affidavit (Transferor)
Exhibit E         Servicing Agreement
Exhibit F         Form of Rule 144A Transfer Certificate
Exhibit G         Form of Purchaser's Letter for Institutional Accredited Investors
Exhibit H         Form of ERISA Transfer Affidavit
Exhibit I         Monthly Remittance Advice
Exhibit J         Monthly Electronic Data Transmission
Exhibit K         Custodial Agreements
Exhibit L         [Reserved]
Exhibit M         [Reserved]
Exhibit N-1       Form of Transfer Certificate for Transfer from Restricted Global Security to Regulation S
                  Global Security pursuant to Section 3.03(h)(B)
Exhibit N-2       Form of Transfer Certificate for Transfer from Regulation S Global Security to Restricted
                  Global Securities pursuant to Section 3.03(h)(C)

Assistance Loan Schedules
-------------------------
Schedule A        All Assistance Loans (by Loan Pool)

         This TRUST AGREEMENT, dated as of February 1, 2002 (the "Agreement"), is by and between STRUCTURED ASSET SECURITIES CORPORATION, a Delaware corporation, as depositor (the "Depositor"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").

                              PRELIMINARY STATEMENT

         The Depositor has acquired the Assistance Loans from Lehman Capital, A Division of Lehman Brothers Holdings Inc. (each, a "Seller" and together, the "Sellers"), and at the Closing Date is the owner of the Assistance Loans and the other property being conveyed by it to the Trustee for inclusion in the Trust Fund. On the Closing Date, the Depositor will acquire the Certificates from the Trust Fund, as consideration for its causing the Sellers to transfer to the Trust Fund the Assistance Loans and the other property constituting the Trust Fund. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Assistance Loans and the other property constituting the Trust Fund. All covenants and agreements made by the Depositor and the Trustee herein with respect to the Assistance Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates. The Depositor is entering into this Agreement, and the Trustee is accepting the Trust Fund created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

         As provided herein, an election shall be made to treat the Trust Fund (other than the Simple Interest Reserve Fund) as a financial asset securitization investment trust (the "FASIT") for federal income tax purposes. Each Certificate, other than the Class O, Class AIO, Class APO, Class B4, Class B5 and Class B6 Certificates, represents ownership of a regular interest in the FASIT for purposes of the FASIT Provisions. The Class O Certificate represents ownership of the sole class of residual interest in the FASIT for purposes of the FASIT Provisions. Each Class AIO, Class APO, Class B4, Class B5 and Class B6 Certificate represents ownership of a high yield interest in the FASIT for purposes of the FASIT Provisions. The startup day for the FASIT created hereby for purposes of the FASIT Provisions is the Closing Date. In addition, for purposes of the FASIT Provisions, the latest possible maturity date for each regular interest in the FASIT created hereby is the Maturity Date.

         The following table sets forth (or describes) the Class designation, Certificate Interest Rate, initial Class Principal Amount, and minimum denomination for each Class of Certificates that comprise the interests in the Trust Fund created hereunder.

                                                                      Initial Class                 Minimum
      Class Designation           Certificate Interest Rate         Principal Amount             Denomination
      -----------------           -------------------------         ----------------             ------------

        Class A1                            3.45%                   $117,197,000.00                $25,000
        Class A2                            3.45%                    155,630,000.00                 25,000
        Class A3                            3.45%                    416,837,000.00                 25,000
        Class AIO                           3.45%                          (1)                   1,000,000
        Class APO                           0.00%                     11,064,296.00                 25,000
        Class B1                            3.45%                     21,168,000.00                250,000
        Class B2                            3.45%                     16,177,000.00                250,000
        Class B3                            3.45%                     12,133,000.00                250,000
        Class B4                            3.45%                     10,053,000.00                250,000
        Class B5                            3.45%                      7,873,000.00                250,000
        Class B6                            3.45%                     17,942,015.00                250,000
        Class O                             3.45%                            100.00                    100

---------------------------
(1) The Class AIO Certificates have no Class Principal Amount. The Class AIO Certificates will accrue interest on a Class Notional Amount equal to the sum of the related Component Notional Amounts of its Components of such Class.

         As of the Cut-off Date, the Assistance Loans had an Aggregate Principal Balance of $786,074,310.30.

         For purposes hereof, each pool of assistance loans constitutes a fully separate and distinct sub-trust.

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01. Definitions.

         The following words and phrases, unless the context otherwise requires, shall have the following meanings:

         Accepted Servicing Practices: With respect to any Assistance Loan, as applicable, either (x) those customary loan servicing practices of prudent loan servicing institutions that service mortgage, consumer or other loans of the same type and quality as such Assistance Loan in the jurisdiction where the related Mortgaged Property or other collateral is located, to the extent applicable to the Trustee or (y) as provided in the Servicing Agreement, to the extent applicable to the Servicer.

         Accountant: A person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

         Accretion Directed Certificate: None.

         Accretion Termination Date: None.

         Accrual Amount: As to any Class of Accrual Certificates and each Distribution Date through the Credit Support Depletion Date, the sum of (x) any amount of Accrued Certificate Interest allocable to such Class pursuant to
Section 5.02(a)(ii) on such Distribution Date and (y) any Interest Shortfall allocable to such Class pursuant to Section 5.02(a)(iii) on such Distribution Date. As to any Class of Accrual Certificates and each Distribution Date after the Credit Support Depletion Date, zero.

         Accrual Certificate: None.

         Accrual Component: None.

         Accrual Period: With respect to any Distribution Date and any Class of Certificates, the calendar month immediately preceding the month in which such Distribution Date occurs.

         Accrued Certificate Interest: As to any Class of Certificates (other than the Class A1, Class A2, Class A3, Class AIO and Class APO Certificates) and any Component (other than the Components of the Class APO Certificates), and any Distribution Date, the product of the Certificate Interest Rate for such Class of Certificates (or the Component Interest Rate, for such Component) and the Class Principal Amount (or Class Notional Amount) of such Class of Certificates (or the Component Principal Amount or Component Notional Amount of such Component) immediately preceding such Distribution Date, as reduced by such Class's or Component's share of the interest portion of (i) any Excess Losses for the related Loan Pool for such Distribution Date and (ii) any Relief Act Reduction, in each case allocable among the Senior Certificates and, if applicable, the related Component of the related Certificate Group for such

Distribution Date pro rata based on the Accrued Certificate Interest otherwise distributable thereto, and allocable to the Subordinate Certificates pro rata based on interest accrued on their respective Apportioned Principal Balances. As to the Class AIO, Class A1, Class A2 and Class A3 Certificates and any Distribution Date, Accrued Certificate Interest will equal the sum of Accrued Certificate Interest on the Components thereof. Interest shall be calculated for such Certificates and Components on the basis of a 360-day year consisting of twelve 30-day months.

         Act: As defined in Section 3.03(c).

         Advance: An advance of the aggregate of payments of interest (net of the Servicing Fee) on one or more of the Assistance Loans in the related Collection Period required to be made by or on behalf of the Servicer (or by the Trustee) pursuant to Section 5.04.

         Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         Aggregate Principal Balance: The aggregate of the Principal Balances for all Assistance Loans at the date of determination.

         Aggregate Subordinate Percentage: With respect to any Distribution Date, the sum of the Class Principal Amounts of the Subordinate Certificates immediately prior to such date divided by the sum of the Non-APO Pool Balances for all Loan Pools for the immediately preceding Distribution Date.

         Aggregate Voting Interests: The aggregate of the Voting Interests of all the Certificates under this Agreement.

         Agreement: This Trust Agreement and all amendments and supplements hereto.

         APO Percentage: As to any Discount Assistance Loan, the percentage equivalent of a fraction, the numerator of which is the applicable Designated Rate minus the Net Rate of such Discount Assistance Loan and the denominator of which is the applicable Designated Rate. As to any Non-Discount Assistance Loan, 0%.

         APO Principal Distribution Amount: For any Distribution Date and for each Loan Pool, the sum of the following amounts:

                  (i) the applicable APO Percentage of the principal portion of each Monthly Payment received by the Servicer (without giving effect to any Debt Service Reduction occurring prior to the Bankruptcy Coverage Termination Date) on each Assistance Loan in the related Loan Pool during the related Collection Period;

                  (ii) the applicable APO Percentage of each of the following amounts: (1) each Principal Prepayment collected on an Assistance Loan in the related Loan Pool during the related Collection Period, (2) each other unscheduled collection, including Insurance Proceeds and Net Liquidation Proceeds (other than with respect to any Assistance Loan in the related Loan Pool that was finally liquidated during the related Collection Period), representing or allocable to recoveries of principal of such Assistance Loan in the related Loan Pool received during the related Collection Period and (3) the principal portion of all proceeds of the purchase of any Assistance Loan in the related Loan Pool (or, in the case of any permitted substitution, amounts representing a principal adjustment) actually received by the Trustee with respect to the related Collection Period; and

                  (iii) with respect to unscheduled recoveries allocable to principal of any Assistance Loan in the related Loan Pool that was finally liquidated during the related Collection Period, the applicable APO Percentage of the related net Liquidation Proceeds allocable to principal.

         Apportioned Principal Balance: As to any Class of Subordinate Certificates and each Loan Pool and any Distribution Date, the Class Principal Amount of such Class immediately prior to such Distribution Date multiplied by a fraction, the numerator of which is the applicable Group Subordinate Amount for such date and the denominator of which is the sum of the Group Subordinate Amounts for all Loan Pools for such date.

         Appraised Value: With respect to any Mortgage Loan, the amount set forth in an appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property.

         Assistance Loan: Any Mortgage Loan or other loan made by the SBA (including loans secured by special assessments or collateral other than real estate) identified on the Assistance Loan Schedule attached hereto as Scheduled A.

         Assistance Loan Sale Agreement: Either of (i) the agreement dated as of February 1, 2002, for the sale of certain of the Assistance Loans by Lehman Capital to the Depositor or (ii) the agreement dated as of February 1, 2002, for the sale of certain of the Assistance Loans by Lehman Bank to the Depositor, as the context requires.

         Assistance Loan Schedule: The schedule attached hereto as Schedule A, which shall identify each Assistance Loan and designate, among other data fields, the applicable Loan Pool in which such Assistance Loan is included, whether such Assistance Loan is a MERS Mortgage Loan, the Servicer of such Assistance Loan, if any, applicable to such Assistance Loan, as such schedule may be amended from time to time to reflect the addition of Assistance Loans to, or the deletion of Assistance Loans from, the Trust Fund.

         Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that the Trustee shall not be responsible for determining whether any such assignment is in recordable form.

         Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 6.10.

         Authorized Officer: Any Person who may execute an Officer's Certificate on behalf of the Depositor.

         Available Distribution Amount: As to each Loan Pool on any Distribution Date, the sum of the following amounts:

                  (i) the total amount of all cash received by the Servicer through the Remittance Date for such Distribution Date on the Assistance Loans of such Loan Pool (including proceeds of any Insurance Policy and any other credit support with respect to Assistance Loans and including recoveries through liquidation of any REO Property or other collateral, if applicable), any Advances made by the Servicer (or the Trustee in its capacity as successor Servicer) for such Distribution Date, Principal Prepayments and any amounts paid by the Servicer in respect of Prepayment Interest Shortfalls in respect of the related Assistance Loans for such date, and any proceeds of any purchase of a related Assistance Loan, excluding:

                           (A) all amounts previously distributed pursuant to
                  Section 5.02 on prior Distribution Dates;

                           (B) all Principal Prepayments received or identified
                  by the Servicer after the applicable Collection Period (together with any interest payments received with respect to such prepayments to the extent that they represent the payment of interest accrued on the related Assistance Loans for the period subsequent to the applicable Collection Period);

                           (C) any other unscheduled collection, including Net
                  Liquidation Proceeds and Insurance Proceeds, received by the Servicer after the applicable Collection Period;

                           (D) all fees and amounts due or reimbursable to the
                  Servicer, the Trustee or a Custodian pursuant to the terms of this Agreement, a Custodial Agreement or the Servicing Agreement; and

                  (ii) any other payment made by the Servicer, the related Seller, the Depositor, or any other Person with respect to such Distribution Date (including the Purchase Price with respect to any Assistance Loan purchased by the related Seller, the Depositor or any other Person).

         Balloon Payment:  Not applicable.

         Bankruptcy: With respect to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the United States Bankruptcy Code of 1986, as amended, or any other similar state laws.

         Bankruptcy Coverage Termination Date: With respect to any Loan Pool, the Distribution Date on which the Bankruptcy Loss Limit has been reduced to zero (or less than zero).

         Bankruptcy Loss Limit: As of the Cut-off Date, $372,522, which amount shall be reduced from time to time by the amount of Bankruptcy Losses allocated to the Certificates.

         Bankruptcy Losses: With respect to the Assistance Loans, losses that are incurred as a result of Deficient Valuations and any reduction, in a bankruptcy proceeding, of the amount of the Monthly Payment on an Assistance Loan other than as a result of a Deficient Valuation.

         Benefit Plan Opinion: An Opinion of Counsel satisfactory to the Trustee to the effect that any proposed transfer will not (i) cause the assets of the Trust Fund to be regarded as plan assets for purposes of the Plan Asset Regulations or (ii) give rise to any fiduciary duty on the part of the Depositor or the Trustee.

         Blanket Mortgage: The mortgage or mortgages encumbering a Cooperative Property.

         Book-Entry Certificates: Beneficial interests in Certificates designated as "Book-Entry Certificates" in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 3.09; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book-Entry Certificates shall no longer be "Book-Entry Certificates." As of the Closing Date, all of the Classes of Certificates listed in the table in the Preliminary Statement, other than the Class O Certificates, constitute Book-Entry Certificates.

         Borrower: Either a Mortgagor or an obligor on a Promissory Note.

         Business Day: (a) Any day other than (i) a Saturday or a Sunday, (ii) a day on which Fannie Mae or banking institutions in Colorado, Maryland, Minnesota, New York, New York or the city in which the Corporate Trust Office of the Trustee is located; (b) with respect to any Remittance Date or the Servicer reporting date, the States specified in the definition of "Business Day" in the Servicing Agreement, are authorized or obligated by law or executive order to be closed; or (c) with respect to any Record Date, any day other than a Saturday or Sunday or a day on which banks in New York, Minnesota or Maryland are closed.

         Certificate: Any one of the certificates signed and countersigned by the Trustee in substantially the forms attached hereto as Exhibit A.

         Certificate Account: The account maintained by the Trustee in accordance with the provisions of Section 4.04.

         Certificate Group: The Group 1 Certificates, the Group 2 Certificates or the Group 3 Certificates, as applicable.

         Certificate Interest Rate: With respect to each Class of Certificates (other than the Principal Only Certificates), the applicable per annum rate specified or determined as provided in the Preliminary Statement hereto.

         Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

         Certificate Principal Amount: With respect to any Certificate (other than a Notional Certificate or a Component Certificate), at the time of determination, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate (plus, in the case of any Negative Amortization Certificate, any Deferred Interest allocated thereto on previous Distribution Dates, and plus, in the case of any Accrual Certificate, its Percentage Interest of any related Accrual Amount for each previous Distribution Date), less the amount of all principal distributions previously made with respect to such Certificate, all Realized Losses allocated to such Certificate, and, in the case of a Subordinate Certificate, any Subordinate Certificate Writedown Amount allocated to such Certificate. For purposes of Article V hereof, unless specifically provided to the contrary, Certificate Principal Amounts (and Component Principal Amounts) shall be determined as of the close of business of the immediately preceding Distribution Date, after giving effect to all distributions made on such date. Notional Certificates are issued without Certificate Principal Amounts. The Certificate Principal Amount of any Class A1 Certificate as of any Distribution Date will equal its Percentage Interest of the sum of the Component Principal Amounts of the A1(A) and A1(B) Components. The Certificate Principal Amount of any Class A2 Certificate as of any Distribution Date will equal its Percentage Interest of the sum of the Component Principal Amounts of the A2(1) and A2(2) Components. The Certificate Principal Amount of any Class A3 Certificate as of any Distribution Date will equal its Percentage Interest of the sum of the Component Principal Amounts of the A3(1), A3(2) and A3(3) Components. The Certificate Principal Amount of any Class APO Certificate as of any Distribution Date will equal its Percentage Interest of the sum of the Component Principal Amounts of the APO(1), APO(2) and APO(3) Components.

         Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 3.02.

         Certificateholder: The meaning provided in the definition of "Holder."

         Class: All Certificates bearing the same class designation.

         Class A Certificate: Any Class A1, Class A2, Class A3, Class AIO or Class APO Certificate.

         Class B Certificate: Any Class B1, Class B2, Class B3, Class B4, Class B5 or Class B6 Certificate.

         Class Notional Amount: With respect to each Class of Notional Certificates, the sum of the Component Notional Amounts of the Components thereof.

         Class Percentage: With respect to each Class of Subordinate Certificates, for each Distribution Date, the percentage obtained by dividing the Class Principal Amount of such Class immediately prior to such Distribution Date by the sum of the Class Principal Amounts of all Certificates, immediately prior to such date.

         Class Principal Amount: With respect to each Class of Certificates other than any Class of Notional Certificates, the aggregate of the Certificate Principal Amounts of all Certificates of such Class at the date of determination. With respect to each Class of Notional Certificates, zero.

         Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

         Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         Clearstream: Clearstream Banking, societe anonyme, and any successor thereto.

         Closing Date: March 8, 2002.

         Code: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

         Collection Period: With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

         Component: Each of the components having the designations and initial Component Principal Amounts or initial Component Notional Amounts, as applicable, as follows:

                                              Initial Component
   Designation                          Principal or Notional Amount
   -----------                          ----------------------------

A1(A) Component                                 $ 75,526,705
A1(B) Component                                 $ 41,670,294
A2(1) Component                                 $  5,776,810
A2(2) Component                                 $149,853,189
A3(1) Component                                 $ 31,021,012
A3(2) Component                                 $ 96,668,498
A3(3) Component                                 $289,147,489
AIO(1) Component                                $  4,640,967
AIO(2) Component                                $ 11,528,397
AIO(3) Component                                $ 25,020,501
APO(1) Component                                $  3,076,481
APO(2) Component                                $  4,838,177
APO(3) Component                                $  3,149,635


         Component Certificate:  Any Class A Certificate.

         Component Deferred Amount: With respect to any Distribution Date on or prior to the Credit Support Depletion Date with respect to each Component of the Class APO Certificates, (i) the aggregate of the applicable APO Percentage of the principal portion of each Realized Loss (other than any Excess Loss) for such Distribution Date on a Discount Assistance Loan in the related Loan Pool; and (ii) all such amounts previously allocated thereto and not distributed to such Component as a Component Deferred Amount.

         Component Interest Rate: With respect to each of the A1(A), A1(B), A2(1), A2(2), A3(1), A3(2), A3(3), AIO(1), AIO(2) and AIO(3) Components, 3.45%
per annum. With respect to each of the APO(1), APO(2) and APO(3) Components, 0.00% per annum.

         Component Notional Amount: With respect to each of the AIO(1), AIO(2) and AIO(3) Components for any Distribution Date, the product of (i) a fraction, the numerator of which is the weighted average of the Net Rates of the Non-Discount Assistance Loans in the related Loan Pool as of the beginning of the related Collection Period minus 3.45%, and the denominator of which is 3.45% and (ii) the Aggregate Principal Balance of the Non-Discount Assistance Loans in the related Loan Pool as of the first day of the related Accrual Period.

         Component Principal Amount: With respect to each of the A1(A), A1(B), A2(1), A2(2), A3(1), A3(2), A3(3), APO(1), APO(2) and APO(3) Components as of
any Distribution Date, the initial Component Principal Amount of such Component (as set forth in the definition of "Component" above) as of the Closing Date as reduced by all amounts previously distributed on that Component in respect of principal and the principal portion of any Realized Losses (as defined herein) previously allocated to that Component.

         Component Writedown Amount: Not applicable.

         Control: The meaning specified in Section 8-106 of the UCC.

         Conventional Loan: Not applicable.

         Converted Mortgage Loan: None.

         Convertible Mortgage Loan: None.

         Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under
Section 216 of the Code.

         Cooperative Loan: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

         Cooperative Loan Documents: As to any Cooperative Loan, (i) the Cooperative Shares, together with a stock power in blank; (ii) the original executed Security Agreement and the assignment of the Security Agreement endorsed in blank; (iii) the original executed Proprietary Lease and the assignment of the Proprietary Lease endorsed in blank; (iv) the original executed Recognition Agreement and the assignment of the Recognition Agreement (or a blanket assignment of all Recognition Agreements) endorsed in blank; (v) the executed UCC-1 financing statement with evidence of recording thereon, which has been filed in all places required to perfect the security interest in the Cooperative Shares and the Proprietary Lease; and (vi) executed UCC-3 financing statements (or copies thereof) or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

         Cooperative Property: The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

         Cooperative Shares:  Shares issued by a Cooperative Corporation.

         Cooperative Unit: A single family dwelling located in a Cooperative Property.

         Corporate Trust Office: For purposes of Certificate Transfers and surrender is located at Wells Fargo Bank Minnesota, National Association, Sixth and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Operations, and for all other purposes is located at Wells Fargo Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, Maryland 21044,
Attention: Corporate Trust (SASCO 2002-AL1).

         Corresponding Class:  Not applicable.

         Corresponding Component:  None.

         Credit Score: With respect to any Assistance Loan, a numerical assessment of default risk with respect to the Borrower under such Assistance Loan, determined on the basis of a methodology developed by Fair, Isaac & Co., Inc.

         Credit Support Depletion Date: The Distribution Date on which, giving effect to all distributions on such date, the aggregate Certificate Principal Amount of the Subordinate Certificates is reduced to zero.

         Credit Support Percentage: As to any Class of Subordinate Certificates and any Distribution Date, the sum of the Class Percentages of all Classes of Certificates that rank lower in priority than such Class.

         Current Value: An amount determined with respect to each Mortgaged Property on the basis of the most recent broker's price opinion obtained for such Mortgaged Property.

         Custodial Agreement: Each custodial agreement attached as Exhibit K hereto, and any custodial agreement subsequently executed by the Trustee substantially in the form thereof.

         Custodian: Each custodian appointed by the Trustee pursuant to a Custodial Agreement, and any successor thereto.

         Cut-off Date:  January 31, 2002.

         Cut-off Date Aggregate Principal Balance: With respect to the Assistance Loans in the Trust Fund on the Closing Date, the Aggregate Principal Balance for all such Assistance Loans as of the Cut-off Date.

         Debt Service Reduction: With respect to any Assistance Loan, a reduction of the Monthly Payment that the related Borrower is obligated to pay on any Due Date as a result of any proceeding under Bankruptcy law or any similar proceeding.

         Deceased Holder:  Not applicable.

         Deferred Interest:  Not applicable.

         Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, which valuation results from a proceeding under Bankruptcy law or any similar proceeding.

         Definitive Certificate: A Certificate of any Class issued in definitive, fully registered, certificated form.

         Deleted Assistance Loan: An Assistance Loan that is repurchased from the Trust Fund pursuant to the terms hereof or as to which one or more Qualifying Substitute Assistance Loans are substituted therefore.

         Deposit Date:  Not applicable.

         Depositor: Structured Asset Securities Corporation, a Delaware corporation having its principal place of business in New York, or its successors in interest.

         Designated Rate: With respect to each Loan Pool, 3.45% per annum.

         Determination Date: With respect to each Distribution Date, the day of the latest Remittance Date immediately preceding such Distribution Date.

         Discount Assistance Loan: With respect to each Loan Pool, any Assistance Loan with a Net Rate less than the applicable Designated Rate.

         Distribution Date: The 25th day of each month, or, if such 25th day is not a Business Day, the next succeeding Business Day commencing in March 2002.

         Due Date: With respect to any Mortgage Loan, the date on which a Monthly Payment is due under the related Mortgage Note.

         Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a "special deposit account") maintained with the Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Trustee and the Rating Agencies. Eligible Accounts may bear interest.

         Eligible Corporation: An "eligible corporation" within the meaning of
Section 860L(a)(2) of the Code.

         Eligible Investments: Any one or more of the following obligations or securities:

                  (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America ("Direct Obligations");

                  (ii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

                  (iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA, Fannie Mae or FHLMC with any registered broker/dealer subject to Securities Investors' Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

                  (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest short-term credit ratings of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the Aggregate Principal Balance and the aggregate principal amount of all Eligible Investments in the Certificate Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from either Rating Agency;

                  (v) commercial paper (including both non interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term ratings;

                  (vi) a Qualified GIC;

                  (vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

                  (viii) any other demand, money market fund, common trust fund or time deposit or obligation, or interest-bearing or other security or investment (including those managed or advised by the Trustee or an Affiliate thereof), (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating by either Rating Agency of any of the Certificates. Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any other fund for which the Trustee, the Servicer or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Trustee, the Servicer or an affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Trustee, the Servicer or an affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time.

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, provided that any such investment will be a "permitted asset" within the meaning of Section 860L(c)(1) of the Code.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter's Exemption.

         ERISA-Restricted Certificate: Any Class A1, Class A2, Class A3, Class AIO, Class APO, Class B1, Class B2, Class B3, Class B4, Class B5, Class B6 or Class O Certificate.

         Escrow Account: Any account established and maintained by the Servicer pursuant to the Servicing Agreement.

         Euroclear: JPMorgan Chase Bank, Brussels office, as operator of the Euroclear System.

         Event of Default: Any one of the conditions or circumstances enumerated in Section 8.01 of the Servicing Agreement.

         Excess Loss: Any Bankruptcy Loss, or portion thereof, in excess of the then-applicable Bankruptcy Loss Limit, any Fraud Loss, or portion thereof, in excess of the then-applicable Fraud Loss Limit, and any Special Hazard Loss, or portion thereof, in excess of the then-applicable Special Hazard Loss Limit.

         Fannie Mae: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

         Fannie Mae Conforming Mortgage Loan: Any Mortgage Loan the outstanding principal balance of which is, as of the date of determination, equal to or less than the maximum original loan amount limitation for single-family residential mortgaged properties issued by Fannie Mae.

         FASIT: The assets of the Trust Fund designated as a financial asset securitization investment trust pursuant to Section 10.01(a) hereof.

         FASIT High-Yield Interest: Any Class AIO, Class APO, Class B4, Class B5 or Class B6 Certificate.

         FASIT Provisions: The provisions of the federal income tax law relating to financial asset securitization investment trusts, which appear at sections 860H through 860L of Subchapter M of Chapter 1 of the Code, and related provisions, regulations, rulings and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

         FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

         FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         Financial Asset: The meaning specified in Section 8-102(a)(9) of the UCC.

         Financial Intermediary: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Clearing Agency Participant.

         Fitch:  Fitch, Inc. or any successor in interest.

         Fraud Loss: Any Realized Loss on a Liquidated Assistance Loan sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Assistance Loan, as reported by the Servicer.

         Fraud Loss Limit: With respect to any Distribution Date (w) prior to the first anniversary of the Cut-off Date, $23,582,230 less the aggregate of Fraud Losses since the Cut-off Date, (x) on the first anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Limit as of the most recent anniversary of the Cut-off Date and (b) 3.00% of the Aggregate Principal Balance of all the Assistance Loans as of the most recent anniversary of the Cut-off Date less (2) the aggregate of Fraud Losses since the most recent anniversary of the Cut-off Date, (y) on the second anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Limit as of the most recent anniversary of the Cut-off Date and (b) 2.00% of the Aggregate Principal Balance of all the Assistance Loans as of the most recent anniversary of the Cut-off Date less (2) the aggregate of Fraud Losses since the most recent anniversary of the Cut-off Date, and (z) on the third and fourth anniversaries of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Limit as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the Aggregate Principal Balance of all the Assistance Loans as of the most recent anniversary of the Cut-off Date less (2) the aggregate of Fraud Losses since the most recent anniversary of the Cut-off Date. On or after the fifth anniversary of the Cut-off Date, the Fraud Loss Limit shall be zero.

         Global Securities: The global certificates representing the Book-Entry Certificates.

         GNMA: The Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within HUD.

         Group 1:  All of the Group 1 Certificates.

         Group 1 Certificate: The A1(A) and A1(B) Components of the Class A1 Certificates, the A2(1) Component of the Class A2 Certificates, the A3(1) Component of the Class A3 Certificates, the APO(1) Component of the Class APO Certificates and the AIO(1) Component of the Class AIO Certificates.

         Group 2:  All of the Group 2 Certificates.

         Group 2 Certificate: The A2(2) Component of the Class A2 Certificates, the A3(2) Component of the Class A3 Certificates, the APO(2) Component of the Class APO Certificates and the AIO(2) Component of the Class AIO Certificates.

         Group 3:  All of the Group 3 Certificates.

         Group 3 Certificate: The A3(3) Component of the Class A3 Certificates, the APO(3) Component of the Class APO Certificates and the AIO(3) Component of the Class AIO Certificates.

         Group Subordinate Amount: With respect to any Loan Pool and any Distribution Date, the excess of the Non-APO Pool Balance of such Loan Pool for the immediately preceding Distribution Date over the sum of the aggregate of the Certificate Principal Amounts of the Non-APO Senior Certificates of the related Certificate Group immediately prior to the related Distribution Date.

         Holder or Certificateholder: The registered owner of any Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Trustee, the Servicer or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Trustee shall be protected in relying upon any such consent, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be disregarded. The Trustee may request and conclusively rely on certifications by the Depositor and the Servicer in determining whether any Certificates are registered to an Affiliate of the Depositor or the Servicer.

         HUD: The United States Department of Housing and Urban Development, or any successor thereto.

         Independent: When used with respect to any Accountants, a Person who is "independent" within the meaning of Rule 2-01(b) of the Securities and Exchange Commission's Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

         Individual Redemption Certificate: Not applicable.

         Initial Class O Certificateholder: Lehman Brothers Inc.

         Initial LIBOR Rate:  Not applicable.

         Insurance Policy: Any Primary Mortgage Insurance Policy and any standard hazard insurance policy, flood insurance policy, earthquake insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged Properties, to be in effect as of the Closing Date or thereafter during the term of this Agreement.

         Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy, other than amounts (i) to cover expenses incurred by or on behalf of the Servicer in connection with procuring such proceeds, (ii) to be applied to restoration or repair of the related Mortgaged Property or (iii) required to be paid over to the Borrower pursuant to law or the related Mortgage Note.

         Interest Distribution Amount:  Not applicable.

         Interest Shortfall: With respect to any Class of Certificates (other than a Principal Only Certificate) and any Distribution Date, any Accrued Certificate Interest not distributed (or added to principal) with respect to any previous Distribution Date, other than any Net Prepayment Interest Shortfalls.

         Intervening Assignments: The original intervening assignments of the Mortgage, notice of transfer or equivalent instrument.

         Lehman Bank: Lehman Brothers Bank, FSB, or any successor in interest.

         Lehman Capital: Lehman Capital, A Division of Lehman Brothers Holdings Inc., or any successor in interest.

         LIBOR: Not applicable.

         LIBOR Certificate: None.

         LIBOR Component: None.

         LIBOR Determination Date: Not applicable.

         Liquidated Assistance Loan: Any defaulted Assistance Loan as to which the Servicer has determined that all amounts that it expects to recover on behalf of the Trust Fund from or on account of such Assistance Loan have been recovered.

         Liquidation Expenses: Expenses that are incurred by the Servicer in connection with the liquidation of any defaulted Assistance Loan and are not recoverable under the applicable Primary Mortgage Insurance Policy, including, without limitation, foreclosure and rehabilitation expenses, legal expenses and unreimbursed amounts expended pursuant to the Servicing Agreement.

         Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Assistance Loan, whether through the sale or assignment of such Assistance Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property or other collateral if the Mortgaged Property or other collateral is acquired in satisfaction of the Assistance Loan, including any amounts remaining in the related Escrow Account.

         Living Holder: Not applicable.

         Loan File: The loan documents listed in Section 2.01(b) pertaining to a particular Assistance Loan required to be delivered to the Trustee or a Custodian pursuant to this Agreement.

         Loan Pool: Any of Pool 1, Pool 2 or Pool 3.

         Loan Rate: As to any Assistance Loan, the per annum rate at which interest accrues on such Assistance Loan.

         Loan-to-Value Ratio: With respect to any Mortgage Loan, the ratio of the principal balance of such Mortgage Loan as of the date of determination, or such other date as is specified, to the Current Value thereof.

         London Business Day: Any day on which banks are open for dealing in foreign currency and exchange in London, England and New York City.

         Maintenance: With respect to any Cooperative Unit, the rent or fee paid by the Mortgagor to the Cooperative Corporation pursuant to the Proprietary Lease.

         Material Defect: As defined in Section 2.02(c) hereof.

         Maturity Date: For each Class of Certificates, February 25, 2032.

         MERS: Mortgage Electronic Registration Systems, Inc., a Delaware Corporation, or any successor in interest thereto.

         MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note.

         Monthly Payment: With respect to any assistance Loan, the monthly payment received on such Assistance Loan during the related Collection Period.

         Moody's: Moody's Investors Service, Inc., or any successor in interest.

         Mortgage: A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note, together with improvements thereto.

         Mortgage Loan: A Mortgage and the related notes or other evidences of indebtedness secured by each such Mortgage or a manufactured housing contract conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.01 or Section 2.05, including without limitation, each Mortgage Loan listed on the Assistance Loan Schedule, as amended from time to time.

         Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

         Mortgaged Property: Either of (x) the fee simple interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds, or (y) in the case of a Cooperative Loan, the related Cooperative Shares and Proprietary Lease, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

         Mortgagor: The obligor on a Mortgage Note.

         Negative Amortization Certificate: None.

         Net Liquidation Proceeds: With respect to any Liquidated Assistance Loan, the related Liquidation Proceeds net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed Advances, Servicing Advances, Servicing Fees received and retained in connection with the liquidation of such Assistance Loan.

         Net Prepayment Interest Shortfall: With respect to each Loan Pool and any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls with respect to the Assistance Loans in such Loan Pool for such date over the sum of any amounts paid by the Servicer with respect to such shortfalls.

         Net Rate: With respect to any Assistance Loan, the Loan Rate thereof reduced by the sum of the Servicing Fee Rate and, if applicable, the premium rate on any lender-provided mortgage insurance.

         Net Simple Interest Excess: With respect to any Distribution Date, the excess, if any, of the amount described in clause (ii) of the definition of Net Simple Interest Shortfall over the amount described in clause (i) of such definition. For this purpose, the amount of interest received in respect of the Simple Interest Loans in any month shall be deemed (a) to include any Advances of interest made by the Servicer in such month in respect of such Simple Interest Loans and (b) to be reduced by any amounts paid to the Servicer in such month in reimbursement of Advances previously made by the Servicer in respect of such Simple Interest Loans (including Simple Interest Loans that, at the time of reimbursement, are no longer part of the Trust Fund).

         Net Simple Interest Shortfall: With respect to any Distribution Date, the excess, if any, of (i) the interest that would have accrued on the Simple Interest Loans for the related Accrual Period if each such loan (a) bore interest at a rate equal to the weighted average of the Net Rates of the Assistance Loans, weighted on the basis of their respective principal balances, as determined by the Servicer, on the first day of the related Accrual Period, and assuming that interest allocable to each Accrual Period were computed using a 30/360 day count convention, over (ii) the amount of Monthly Payments received by the Servicer and any Advances made by the Servicer, in the related Collection Period allocable to interest in respect of such Simple Interest Loans, net of the related servicing fees.

         Non-APO Percentage: As to any Discount Assistance Loan, the percentage equivalent of the fraction, the numerator of which is the Net Rate of such Discount Assistance Loan and the denominator of which is the applicable Designated Rate. As to any Non-Discount Assistance Loan, 100%.

         Non-APO Pool Balance: As to each Loan Pool and any Distribution Date, the sum of the applicable Non-APO Percentage of the Principal Balance of each Assistance Loan included in such Loan Pool.

         Non-APO Senior Certificate: Any Senior Certificate other than the Class APO Certificates.

         Non-APO Senior Certificate Deferred Amount: With respect to any Distribution Date subsequent to the Credit Support Depletion Date and with respect to each Class or Component of Non-APO Senior Certificates, such Class's or Component's pro rata share of the excess, if any, of the aggregate Certificate Principal Amount of the Non-APO Senior Certificates of the related Certificate Group as of the Credit Support Depletion Date over the Non-APO Pool Balance of the related Loan Pool as of the Credit Support Depletion Date, reduced by all amounts previously distributed to such Class or Component in respect of such Class's or Component's Non-APO Senior Certificate Deferred Amount on previous Distribution Dates.

         Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

         Non-Discount Assistance Loan: With respect to each Loan Pool, any Assistance Loan with a Net Rate equal to or greater than the applicable Designated Rate.

         Non-MERS Mortgage Loan: Any Mortgage Loan other than a MERS Mortgage Loan.

         Non-U.S. Person: Any person other than a "United States person" as defined in Section 7701(a)(30) of the Code.

         Notional Amount: With respect to any Notional Certificate and any Distribution Date, such Certificate's Percentage Interest of the Class Notional Amount of such Class of Certificates for such Distribution Date.

         Notional Certificate: Any Class AIO Certificate.

         Notional Component: Each of the AIO(1), AIO(2) and AIO(3) Components of the Class AIO Certificates.

         Offering Document: Either of the private placement memorandum dated March 4, 2002 relating to the Class B4, Class B5 and Class B6 Certificates, or the Prospectus.

         Officer's Certificate: A certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Vice President or any Assistant Vice President of a Person, and in each case delivered to the Trustee.

         Opinion of Counsel: A written opinion of counsel, reasonably acceptable in form and substance to the Trustee, and who may be in-house or outside counsel to the Depositor or the Servicer but which must be Independent outside counsel with respect to any such opinion of counsel concerning the transfer of any Ownership Certificate or concerning certain matters with respect to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the taxation, or the federal income tax status, of the FASIT. For purpose of Section 2.01(c)(i), the Opinion of Counsel referred to therein may take the form of a memorandum of law or other acceptable assurance.

         Original Credit Support Percentage: With respect to each Class of Subordinate Certificates, the Credit Support Percentage for such Class of Certificates on the Closing Date.

         Original Group Subordinate Amount: With respect to each Loan Pool, the Group Subordinate Amount for such Loan Pool on the Closing Date.

         Original Value: The lesser of (a) the Appraised Value of a Mortgaged Property at the time the related Mortgage Loan was originated and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price paid for the Mortgaged Property by the Mortgagor at the time the related Mortgage Loan was originated.

         Ownership Certificate: The Class O Certificate.

         Paying Agent: Any paying agent appointed pursuant to Section 3.08.

         Percentage Interest: With respect to any Certificate and the related Class, such Certificate's percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by all Certificates of the same Class as such Certificate. With respect to any Certificate other than a Class AIO Certificate, the Percentage Interest evidenced thereby shall equal the initial Certificate Principal Amount thereof divided by the initial Class Principal Amount of all Certificates of the same Class. With respect to any Class AIO Certificate, the Percentage Interest evidenced thereby shall equal the initial Notional Amount of such Class AIO Certificate as set forth on the face thereof divided by the initial Class Notional Amount of the Class AIO Certificates.

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Placement Agent: Lehman Brothers Inc.

         Plan Asset Regulations: The Department of Labor regulations set forth in 29 C.F.R. 2510.3-101.

         Pool 1: The aggregate of the Assistance Loans identified on the Assistance Loan Schedule as being included in Pool 1.

         Pool 1 Assistance Loan: Any Assistance Loan in Pool 1.

         Pool 2: The aggregate of the Assistance Loans identified on the Assistance Loan Schedule as being included in Pool 2.

         Pool 2 Assistance Loan: Any Assistance Loan in Pool 2.

         Pool 3: The aggregate of the Assistance Loans identified on the Assistance Loan Schedule as being included in Pool 3.

         Pool 3 Assistance Loan: Any Assistance Loan in Pool 3.

         Pool PMI Policy: Not applicable.

         Prepayment Interest Shortfall: With respect to any Distribution Date and any Principal Prepayment in part or in full, the difference between (i) one full month's interest at the applicable Loan Rate (giving effect to any applicable Relief Act Reduction), as reduced by the Servicing Fee Rate on the outstanding principal balance of such Assistance Loan immediately prior to such prepayment and (ii) the amount of interest actually received with respect to such Assistance Loan in connection with such Principal Prepayment.

         Prepayment Penalty Amounts: None.

         Primary Mortgage Insurance Policy: Mortgage guaranty insurance, if any, on an individual Mortgage Loan, as evidenced by a policy or certificate.

         Principal Amount Schedules: Not applicable.

         Principal Balance: With respect to (i) any Assistance Loan as of any date of determination, the unpaid principal balance of such Assistance Loan as of the close of business on the Cut-off Date, reduced by the principal portion of all payments received in any Collection Period prior to such date of determination and (ii) any REO Property or other collateral as of any date of determination, the Principal Balance of the related Assistance Loan immediately preceding the date of acquisition of such REO Property or other collateral by or on behalf of the Trustee (reduced by any amount applied as a reduction of principal on the Assistance Loan). With respect to any Assistance Loan as of the Cut-off Date, as specified in the Assistance Loan Schedule.

         Principal Only Certificate: Any Class APO Certificate.

         Principal Prepayment: Any Borrower payment of principal or other recovery of principal on an Assistance Loan to the extent received in advance of the related Due Date and that is recognized as having been received and applied to reduce the principal balance of the related Assistance Loan in accordance with the terms of the Mortgage Note or Promissory Note, as applicable, or the Servicing Agreement.

         Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

         Promissory Note: The original executed promissory note evidencing the indebtedness of a Borrower under an Assistance Loan other than a Mortgage Loan or, if such Assistance Loan is not evidenced by a promissory note, the original loan agreement or other instrument primarily evidencing the indebtedness of the Borrower under such Assistance Loan.

         Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

         Prospectus: The prospectus supplement dated March 4, 2002, together with the accompanying prospectus dated February 25, 2002, relating to each Class of Certificates other than the Class O, Class B4, Class B5 and Class B6 Certificates.

         Purchase Price: With respect to the repurchase of an Assistance Loan pursuant to this Agreement, an amount equal to the sum of (a) 100% of the unpaid principal balance of such Assistance Loan, (b) accrued interest thereon at the Loan Rate, from the date as to which interest was last paid to (but not including) the day immediately preceding the related Distribution Date and (c) any unreimbursed Servicing Advances with respect to such Assistance Loan. The Servicer (or the Trustee, if applicable) shall be reimbursed from the Purchase Price for any Assistance Loan or related REO Property or other collateral for any Advances made with respect to such Assistance Loan that are reimbursable to the Servicer or the Trustee under this Agreement or the Servicing Agreement, as well as any unreimbursed Servicing Advances and accrued and unpaid Servicing Fees, as applicable.

         QIB: As defined in Section 3.03(c).

         Qualified GIC: A guaranteed investment contract or surety bond providing for the investment of funds in the Certificate Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

         (a) be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

         (b) provide that the Trustee may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

         (c) provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Certificates, the Trustee shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Trustee;

         (d) provide that the Trustee's interest therein shall be transferable to any successor trustee hereunder; and

         (e) provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Certificate Account, as the case may be, not later than the Business Day prior to any Distribution Date.

         Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the related Mortgaged Properties or other collateral are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided and whose claims paying ability is rated by each Rating Agency in its highest rating category or whose selection as an insurer will not adversely affect the rating of the Certificates.

         Qualifying Substitute Assistance Loan: In the case of an Assistance Loan substituted for a Deleted Assistance Loan, an Assistance Loan that, on the date of substitution, (i) has a Principal Balance (together with that of any other loan substituted for the same Deleted Assistance Loan) as of the date such substitution occurs not in excess of the Principal Balance of the related Deleted Assistance Loan, provided, however, that, to the extent that the Principal Balance of such Assistance Loan is less than the Principal Balance of the related Deleted Assistance Loan, then such differential in principal amount, together with interest thereon at the applicable Loan Rate net of the Servicing Fee from the date as to which interest was last paid through the day immediately preceding the day on which such substitution occurs, shall be paid by the party effecting such substitution to the Trustee for deposit into the Certificate Account, and shall be treated as a Principal Prepayment hereunder; (ii) has a Net Rate not lower than the Net Rate of the related Deleted Assistance Loan and will be a Discount Assistance Loan if the Deleted Assistance Loan was a Discount Assistance Loan or a Non-Discount Assistance Loan if the Deleted Assistance Loan was a Non-Discount Assistance Loan; (iii) has a remaining stated term to maturity not longer than, and not more than one year shorter than, the remaining term to stated maturity of the related Deleted Assistance Loan; (iv) (A) has a Loan-to-Value Ratio as of the date of such substitution of not greater than 80%, provided, however, that if the related Deleted Assistance Loan has a Loan-to-Value Ratio of greater than 80%, then the Loan-to-Value Ratio of such substitute Assistance Loan may be greater than 80% but shall not be greater than the Loan-to-Value Ratio of the related Deleted Assistance Loan and (B) the addition of such substitute Assistance Loan does not increase the weighted average Loan-to-Value Ratio of the related Loan Pool by more than 5%; (v) will comply with all of the representations and warranties relating to Assistance Loans set forth herein, as of the date as of which such substitution occurs;
(vi) is not a Cooperative Loan unless the related Deleted Assistance Loan was a Cooperative Loan; (vii) if applicable, has the same index as and a margin not less than that of the related Deleted Assistance Loan; (viii) has not been delinquent for a period of more than 30 days more than once in the twelve months immediately preceding such date of substitution; (ix) is covered by a Primary Mortgage Insurance Policy if the related Deleted Assistance Loan is so covered, and the Loan-to-Value Ratio of such Assistance Loan is greater than 80%; and (x) has a Credit Score not greater than 20 points lower than the Credit Score of the related Deleted Assistance Loan, provided, however, that if the Deleted Assistance Loan does not have a Credit Score, then such substitute Assistance Loan shall have a Credit Score equal to or greater than 700. In the event that either one loan is substituted for more than one Deleted Assistance Loan or more than one loan is substituted for one or more Deleted Assistance Loans, then (a) the Principal Balance referred to in clause (i) above shall be determined such that the Aggregate Principal Balance of all such substitute Assistance Loans shall not exceed the Aggregate Principal Balance of all Deleted Assistance Loans and (b) each of (1) the rate referred to in clause (ii) above, (2) the remaining term to stated maturity referred to in clause (iii) above, (3) the Loan-to-Value Ratio referred to in clause (iv) above and (4) the Credit Score referred to in clause (x) above shall be determined on a weighted average basis, provided that the final scheduled maturity date of any Qualifying Substitute Assistance Loan shall not exceed the Maturity Date of any Class of Certificates. Whenever a Qualifying Substitute Assistance Loan is substituted for a Deleted Assistance Loan pursuant to this Agreement, the party effecting such substitution shall certify such qualification in writing to the Trustee.

         Rating Agency: Each of Moody's, Fitch and S&P.

         Realized Loss: (a) with respect to each Liquidated Assistance Loan, an amount equal to (i) the unpaid principal balance of such Assistance Loan as of the date of liquidation, plus (ii) interest at the applicable Net Rate from the date as to which interest was last paid up to the last day of the month of such liquidation, minus (iii) Liquidation Proceeds received, net of amounts that are reimbursable to the Servicer with respect to such Assistance Loan (other than Advances of interest) including expenses of liquidation, and (b) with respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if applicable, the difference between the unpaid principal balance of such Mortgage Loan immediately prior to such Deficient Valuation and the unpaid principal balance of such Mortgage Loan as reduced by the Deficient Valuation. In determining whether a Realized Loss on a Liquidated Assistance Loan is a Realized Loss of interest or principal, Liquidation Proceeds shall be allocated, first, to payment of expenses related to such Liquidated Assistance Loan, then to accrued unpaid interest and finally to reduce the principal balance of the Assistance Loan.

         Recognition Agreement: With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

         Record Date: With respect to any Distribution Date and each Class of Certificates, the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

         Redemption Certificate: None.

         Reference Banks: Not applicable.

         Regulation S: Regulation S promulgated under the Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

         Regulation S Global Security: The meaning specified in Section 3.01(c).

         Reimbursement Amount: Not applicable.

         Relevant UCC: The Uniform Commercial Code as in effect in the applicable jurisdiction.

         Relief Act Reduction: With respect to any Assistance Loan as to which there has been a reduction in the amount of interest collectible thereon as a result of application of the Solders' and Sailors' Civil Relief Act of 1940, as amended, or any similar state law, any amount by which interest collectible on such Assistance Loan in the related Collection Period is less than interest accrued thereon for the applicable one-month period at the Loan Rate without giving effect to such reduction.

         Remittance Date: The day in each calendar month on which the Servicer is required to remit payments to the Certificate Account, as specified in the Servicing Agreement, which is the 18th day of each month (or if such 18th day is not a Business Day, the next succeeding Business Day).

         REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Assistance Loan or otherwise treated as having been acquired pursuant to the FASIT Provisions.

         Reserve Interest Rate: Not applicable.

         Responsible Officer: When used with respect to the Trustee, any Vice President, Assistant Vice President, the Secretary, any assistant secretary, the Treasurer, or any assistant treasurer, working in its corporate trust department and having direct responsibility for the administration of this Agreement.

         Restricted Certificate: Any Class O, Class B4, Class B5 or Class B6 Certificate (but excluding any Regulation S Global Security) and any Restricted Global Security.

         Restricted Global Security: The meaning specified in Section 3.01(c).

         Retained Interest: Not applicable.

         Retained Interest Assistance Loan: None.

         Retained Interest Holder: None.

         Retained Interest Rate: Not applicable.

         SBA: The United States Small Business Administration or any successor in interest.

         S&P: Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

         Scheduled Amount: Not applicable.

         Scheduled Certificate: None.

         Scheduled Component: None.

         Security Agreement: With respect to any Cooperative Loan the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

         Security Entitlement: The meaning specified in Section 8-102(a)(17) of the UCC.

         Seller: Either of Lehman Capital or Lehman Bank or any successor in interest.

         Senior Certificate: Any Class A1, Class A2, Class A3, Class APO or Class AIO Certificate.

         Senior Percentage: With respect to each Loan Pool and any Distribution Date, the percentage equivalent of the fraction, the numerator of which is the aggregate of the Class Principal Amounts (or Component Principal Amounts) of each Class of Senior Certificates (other than any Class APO Certificates) and the Components for the related Loan Pool immediately prior to such Distribution Date and the denominator of which is the related Non-APO Pool Balance for the immediately preceding Distribution Date.

         Senior Prepayment Percentage: With respect to each Loan Pool and any Distribution Date occurring during the five years beginning on the first Distribution Date, 100%. With respect to each Loan Pool and for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date, the related Senior Percentage plus the following percentage of the related Subordinate Percentage for such Distribution Date: for any Distribution Date in the first year thereafter, 70%; for any Distribution Date in the second year thereafter, 60%; for any Distribution Date in the third year thereafter, 40%; for any Distribution Date in the fourth year thereafter, 20%; and for any subsequent Distribution Date, 0%; provided, however, that if on any of the foregoing Distribution Dates the Senior Percentage for any Loan Pool exceeds the initial Senior Percentage for such Loan Pool, the Senior Prepayment Percentage for any Loan Pool for such Distribution Date shall once again equal 100% for such Distribution Date.

         Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any Loan Pool below the level in effect for the most recent prior period set forth in the paragraph above shall be effective on any Distribution Date if, as of the first Distribution Date as to which any such decrease applies, (i) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of all Assistance Loans in such Loan Pool that were delinquent 60 days or more (including for this purpose any Assistance Loans in foreclosure and Assistance Loans with respect to which the related Mortgaged Property or other collateral has been acquired by the Trust
Fund) is greater than or equal to 50% of the applicable Group Subordinate Amount immediately prior to such Distribution Date or (ii) cumulative Realized Losses with respect to the Assistance Loans in any Loan Pool exceed (a) with respect to the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the related Original Group Subordinate Amount, (b) with respect to the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the related Original Group Subordinate Amount, (c) with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the related Original Group Subordinate Amount, (d) with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the related Original Group Subordinate Amount, and (e) with respect to the Distribution Date on the ninth anniversary of the first Distribution Date or thereafter, 50% of the related Original Group Subordinate Amount. After the Class Principal Amount of each Class of Senior Certificates (and the Component Principal Amount of the related Components) in any Certificate Group has been reduced to zero, the Senior Prepayment Percentage for the related Loan Pool shall be 0%.

         Senior Principal Distribution Amount: For each Certificate Group and any Distribution Date, the sum of the following amounts:

                  (i) the product of (1) the related Senior Percentage for such date and (2) the principal portion (multiplied by the applicable Non-APO Percentage) of each Monthly Payment received (without giving effect to any Debt Service Reduction occurring prior to the Bankruptcy Coverage Termination Date) on each Assistance Loan in the related Loan Pool during the related Collection Period;

                  (ii) the product of (a) the related Senior Prepayment Percentage for such date and (b) each of the following amounts (multiplied by the applicable Non-APO Percentage): (1) each Principal Prepayment on the Assistance Loans in the related Loan Pool collected during the related Collection Period, (2) each other unscheduled collection, including Insurance Proceeds and Net Liquidation Proceeds (other than with respect to any Assistance Loan in the related Loan Pool that was finally liquidated during the related Collection Period) representing or allocable to recoveries of principal received during the related Collection Period, and (3) the principal portion of all proceeds of the purchase of any Assistance Loan in the related Loan Pool (or, in the case of a permitted substitution, amounts representing a principal adjustment) actually received by the Trustee during the related Collection Period; and

                  (iii) with respect to unscheduled recoveries allocable to principal of any Assistance Loan in the related Loan Pool that was finally liquidated during the related Collection Period, the lesser of
         (a) the related net Liquidation Proceeds allocable to principal (multiplied by the applicable Non-APO Percentage) and (b) the product of the related Senior Prepayment Percentage for such date and the Principal Balance (multiplied by the applicable Non-APO Percentage) of such related Assistance Loan at the time of liquidation.

If on any Distribution Date the Class Principal Amount of each Class of Senior Certificates (other than any Class APO Certificates) and the Component Principal Amount of the related Component in any Certificate Group has been reduced to zero, the Senior Principal Distribution Amount for such Certificate Group for such date (following such reduction) and each subsequent Distribution Date shall be zero.

         Servicer: Any Servicer that has entered into the Servicing Agreement attached as Exhibit E hereto, or any successors in interest. Initially, the Servicer is Aurora Loan Services Inc.

         Servicing Advances: Expenditures incurred by the Servicer in connection with the liquidation or foreclosure of an Assistance Loan which are eligible for reimbursement under the Servicing Agreement.

         Servicing Agreement: The Servicing Agreement between the Servicer and each Seller dated as of February 1, 2002, attached hereto in Exhibit E, and any other servicing agreement entered into between a successor servicer and the Sellers or the Trustee pursuant to the terms hereof.

         Servicing Fee: The Servicing Fee specified in the Servicing Agreement.

         Servicing Fee Rate: With respect to the Servicer, as specified in the Servicing Agreement.

         Servicing Officer: Any officer of the Servicer involved in or responsible for the administration and servicing or of the Assistance Loans whose name appears on a list of servicing officers furnished by the Servicer to the Trustee, as such list may from time to time be amended.

         Simple Interest Loans: Assistance Loans that accrue interest on a simple interest basis.

         Simple Interest Reserve Fund: The reserve fund established pursuant to
Section 4.05.

         Special Hazard Loss: With respect to the Assistance Loans, (x) any Realized Loss arising out of any direct physical loss or damage to a Mortgaged Property which is caused by or results from any cause, exclusive of any loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property and any loss caused by or resulting from
(i) normal wear and tear, (ii) conversion or other dishonest act on the part of the Trustee, the Servicer or any of their agents or employees, or (iii) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues, or (y) any Realized Loss arising from or related to the presence or suspected presence of hazardous wastes, or hazardous substances on a Mortgaged Property unless such loss is covered by a hazard policy or flood insurance policy required to be maintained in respect of such Mortgaged Property, in any case, as reported by the Servicer.

         Special Hazard Loss Limit: As of the Cut-off Date, $24,500,000.

         Specified Rating: Not applicable.

         Startup Day: The day designated as such pursuant to Section 10.01(d) hereof.

         Subordinate Certificate: Any Class B Certificate.

         Subordinate Certificate Writedown Amount: As to any Distribution Date, the amount by which (i) the sum of the Class Principal Amounts of all the Certificates (after giving effect to the distribution of principal and the application of Realized Losses in reduction of the Certificate Principal Amounts of the Certificates on such Distribution Date) exceeds (ii) the Aggregate Principal Balance of the Assistance Loans for such Distribution Date.

         Subordinate Class Percentage: With respect to any Distribution Date and any Class of Subordinate Certificates, the percentage obtained by dividing the Class Principal Amount of such Class immediately prior to such Distribution Date by the aggregate Certificate Principal Amount of all Subordinate Certificates immediately prior to such Distribution Date.

         Subordinate Component Percentage: Not applicable.

         Subordinate Percentage: With respect to each Loan Pool and any Distribution Date, the difference between 100% and the related Senior Percentage for such Distribution Date.

         Subordinate Prepayment Percentage: With respect to each Loan Pool and any Distribution Date, the difference between 100% and the related Senior Prepayment Percentage for such Distribution Date.

         Subordinate Principal Distribution Amount: For each Certificate Group and any Distribution Date, the sum of the following:

                  (i) the product of (1) the related Subordinate Percentage for such date and (2) the principal portion (multiplied by the applicable Non-APO Percentage) of each Monthly Payment received by the Servicer (without giving effect to any Debt Service Reduction occurring prior to the applicable Bankruptcy Coverage Termination Date) on each Assistance Loan in the related Loan Pool during the related Collection Period;

                  (ii) the product of (a) the related Subordinate Prepayment Percentage for such date and (b) each of the following amounts (multiplied by the applicable Non-APO Percentage): (1) each Principal Prepayment on the Assistance Loans in the related Loan Pool collected during the related Collection Period, (2) each other unscheduled collection, including Insurance Proceeds and Net Liquidation Proceeds (other than with respect to any Assistance Loan in the related Loan Pool that was finally liquidated during the related Collection Period) representing or allocable to recoveries of principal received during the related Collection Period, and (3) the principal portion of all proceeds of the purchase of any Assistance Loan in the related Loan Pool (or, in the case of a permitted substitution, amounts representing a principal adjustment) actually received by the Trustee during the related Collection Period; and

                  (iii) with respect to unscheduled recoveries allocable to principal of any Assistance Loan in the related Loan Pool that was finally liquidated during the related Collection Period, the related net Liquidation Proceeds allocable to principal (multiplied by the applicable Non-APO Percentage) less any related amount paid pursuant to subsection (iii) of the definition of Senior Principal Distribution Amount for the related Certificate Group.

         TAC Amount: Not applicable.

         TAC Certificate: None.

         TAC Component: None.

         Termination Price: As defined in Section 7.01 hereof.

         Title Insurance Policy: A title insurance policy maintained with respect to a Mortgage Loan.

         Transfer Agreement: As defined in the Assistance Loan Sale Agreement.

         Transferor: Not applicable.

         Trust Fund: The corpus of the trust created pursuant to this Agreement, consisting of the Assistance Loans, the assignment of the Depositor's rights under the Assistance Loan Sale Agreement, such amounts as shall from time to time be held in the Certificate Account, the Simple Interest Reserve Fund, any Escrow Account, the Insurance Policies, any REO Property, and the other items referred to in, and conveyed to the Trustee under, Section 2.01(a).

         Trust Rate: With respect to each Assistance Loan, the sum of (i) the related Designated Rate, (ii) the Servicing Fee Rate and (iii) the premium rate on any lender-provided mortgage insurance.

         Trustee: Wells Fargo Bank Minnesota, National Association, not in its individual capacity but solely as Trustee, or any successor in interest, or if any successor trustee or any co-trustee shall be appointed as herein provided, then such successor trustee and such co-trustee, as the case may be.

         Trustee Fee: Not applicable.

         Trustee Fee Rate: Not applicable.

         UCC: The Uniform Commercial Code as adopted in the State of New York.

         Undercollateralization Distribution: Not applicable.

         Undercollateralized Group: With respect to any Distribution Date, any Certificate Group the total Certificate Principal Balance of the Non-APO Senior Certificates of which, after giving effect to distributions pursuant to Sections 5.02(a) and (b) on such date, is greater than the Non-APO Pool Balance of the related Loan Pool for such Distribution Date.

         Underwriter's Exemption: Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765 (2000), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

         Voting Interests: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement until the Class Notional Amount of each Class of Notional Certificates has been reduced to zero, 95% of all Voting Interests shall be allocated to the Certificates other than the Notional Certificates and 5% of all Voting Interests shall be allocated to the Notional Certificates. After the Class Notional Amount of each Class of Notional Certificates has been reduced to zero, 100% of all Voting Interests shall be allocated to the remaining Classes of Certificates. Voting Interests allocated to the Notional Certificates shall be allocated among the Classes of such Certificates (and among the Certificates of each such Class) in proportion to their Class Notional Amounts (or Notional Amounts). Voting Interests shall be allocated among the other Classes of Certificates (and among the Certificates of each such Class) in proportion to their Class Principal Amounts (or Certificate Principal Amounts).

         Section 1.02. Calculations Respecting Assistance Loans. Calculations required to be made pursuant to this Agreement with respect to any Assistance Loan in the Trust Fund shall be made based upon current information as to the terms of the Assistance Loans and reports of payments received from the Borrower on such Assistance Loans and payments to be made to the Trustee as supplied to the Trustee by the Servicer. The Trustee shall not be required to recompute, verify or recalculate the information supplied to it by the Servicer.

                                   Article II

                              DECLARATION OF TRUST;
                            ISSUANCE OF CERTIFICATES

         Section 2.01. Creation and Declaration of Trust Fund; Conveyance of Assistance Loans.

         (a) Concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, subject to Sections 2.02, 2.04, 2.05 and 2.06, in trust, all the right, title and interest of the Depositor in and to the Assistance Loans. Such conveyance includes, without limitation, the right to all distributions of principal and interest received on or with respect to the Assistance Loans on and after the Cut-off Date, together with all of the Depositor's right, title and interest in and to the Certificate Account, the Simple Interest Reserve Fund, any Escrow Account and all amounts from time to time credited to and the proceeds of any such Escrow Account, any REO Property or other foreclosed collateral and the proceeds thereof, the Depositor's rights under any Insurance Policies related to the Mortgage Loans (if applicable), and the Depositor's security interest in any collateral pledged to secure the Assistance Loans, including the Mortgaged Properties and any additional collateral, and any proceeds of the foregoing, to have and to hold, in trust; and the Trustee declares that, subject to the review provided for in Section 2.02, it has received and shall hold the Trust Fund, as trustee, in trust, for the benefit and use of the Holders of the Certificates and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates in the authorized denominations evidencing the entire ownership of the Trust Fund.

         Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under each Assistance Loan Sale Agreement including all rights of the related Seller under the Servicing Agreement to the extent assigned under such Assistance Loan Sale Agreement. The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the related Assistance Loan Sale Agreement as if, for such purpose, it were the Depositor. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, any Seller, or any other Person in connection with the Assistance Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

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

         (b) In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Trustee, and/or any custodian acting on the Trustee's behalf, if applicable, the following documents or instruments with respect to each Assistance Loan (each a "Loan File") so transferred and assigned:

                  (i) with respect to each Assistance Loan, the original Mortgage Note or Promissory Note, as applicable, endorsed without recourse in proper form to the order of the Trustee, as shown in Exhibit B-4, or in blank (in each case, with all necessary intervening endorsements as applicable);

                  (ii) the original of any guarantee executed in connection with the Mortgage Note or Promissory Note, as applicable, assigned to the Trustee;

                  (iii) with respect to each Assistance Loan other than a Cooperative Loan, the original recorded Mortgage with evidence of recording indicated thereon or the original security agreement and related documents. If, in connection with any Mortgage Loan, the Depositor cannot deliver the Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost, the Depositor shall deliver or cause to be delivered to the Trustee (or its custodian), in the case of a delay due to recording, a true copy of such Mortgage, pending delivery of the original thereof, together with an Officer's Certificate of the Depositor certifying that the copy of such Mortgage delivered to the Trustee (or its custodian) is a true copy and that the original of such Mortgage has been forwarded to the public recording office, or, in the case of a Mortgage that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel acceptable to the Trustee and the Depositor that an original recorded Mortgage is not required to enforce the Trustee's interest in the Mortgage Loan;

                  (iv) the original of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans or other Assistance Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer's Certificate of the Depositor certifying that the copy of such assumption, modification or substitution agreement delivered to the Trustee (or its custodian) is a true copy and that the original of such agreement has been forwarded to the public recording office;

                  (v) with respect to each Non-MERS Mortgage Loan other than a Cooperative Loan or an Assistance Loan not secured by real estate, the original Assignment of Mortgage for each Mortgage Loan or assignment of security agreement for each Assistance Loan other than a Mortgage Loan;

                  (vi) if applicable, such original intervening assignments of the Mortgage or security agreement, notice of transfer or equivalent instrument (each, an "Intervening Assignment"), as may be necessary to show a complete chain of assignment from the originator, or, in the case of an Intervening Assignment that has been lost, a written Opinion of Counsel acceptable to the Trustee that such original Intervening Assignment is not required to enforce the Trustee's interest in the Mortgage Loans or other Assistance Loans;

                  (vii) the original Primary Mortgage Insurance Policy or certificate, if private mortgage guaranty insurance is required;

                  (viii) with respect to each Mortgage Loan other than a Cooperative Loan or an Assistance Loan not secured by real estate, the original mortgagee title insurance policy or attorney's opinion of title and abstract of title;

                  (ix) the original of any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage or as to any security agreement, chattel mortgage or their equivalent that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer's Certificate of the Depositor certifying that the copy of such security agreement, chattel mortgage or their equivalent delivered to the Trustee (or its custodian) is a true copy and that the original of such document has been forwarded to the public recording office;

                  (x) with respect to any Cooperative Loan, the Cooperative Loan Documents;

                  (xi) in connection with any pledge of additional collateral, the original additional collateral pledge and security agreement executed in connection therewith, assigned to the Trustee;

                  (xii) with respect to any manufactured housing contract, any related manufactured housing sales contract, installment loan agreement or participation interest;

                  (xiii) a file stamped copy of the applicable financing statement, to the extent applicable, showing the security interest of the originator, as secured party, with respect to any collateral securing an Assistance Loan other than a Mortgage Loan; and

                  (xiv) the original or copy of any loan authorization and agreement with respect to an Assistance Loan entered into between a Borrower and the SBA.

         The parties hereto acknowledge and agree that the form of endorsement attached hereto as Exhibit B-4 is intended to effect the transfer to the Trustee, for the benefit of the Certificateholders, of the Mortgage Notes, Promissory Notes and the Mortgages.

         (c) (i) Assignments of Mortgage with respect to each Non-MERS Mortgage Loan other than a Cooperative Loan or Assistance Loan not secured by real estate shall be recorded; provided, however, that such Assignments need not be recorded if, in the Opinion of Counsel (which must be from Independent counsel) (which Opinion of Counsel may be in the form of a memorandum of law) acceptable to the Trustee and the Rating Agencies, recording in such states is not required to protect the Trustee's interest in the related Non-MERS Mortgage Loans. Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than 3 months thereafter except to the extent delays are caused by the applicable recording office), the Trustee, at the expense of the Depositor and with the cooperation of the Servicer, shall cause to be properly recorded by the Servicer in each public recording office where the related Mortgages are recorded each Assignment of Mortgage referred to in subsection (b)(v) above with respect to a Non-MERS Mortgage Loan. With respect to each Cooperative Loan, the Trustee, at the expense of the Depositor and with the cooperation of the Servicer, shall cause the Servicer to take such actions as are necessary under applicable law in order to perfect the interest of the Trustee in the related Mortgaged Property.

                  (ii) With respect to each MERS Mortgage Loan, the applicable Servicer, at the expense of the Depositor and with the cooperation of the Trustee, shall take such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

         (d) In instances where a Title Insurance Policy is required to be delivered to the Trustee, or to the applicable Custodian on behalf of the Trustee, under clause (b)(viii) above and is not so delivered, the Depositor will provide a copy of such Title Insurance Policy to the Trustee, or to the applicable Custodian on behalf of the Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 180 days of the Closing Date.

         (e) For Assistance Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, herewith delivers to the Trustee, or to the applicable Custodian on behalf of the Trustee, an Officer's Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Certificate Account pursuant to Section 4.04 have been so deposited. All original documents that are not delivered to the Trustee or the applicable Custodian on behalf of the Trustee shall be held by the Servicer in trust for the benefit of the Trustee and the Certificateholders.

         Section 2.02. Acceptance of Trust Fund by Trustee; Review of Documentation for Trust Fund.

         (a) The Trustee, by execution and delivery hereof, acknowledges receipt by the Trustee or by the applicable Custodian on behalf of the Trustee of the Loan Files pertaining to the Assistance Loans listed on the Assistance Loan Schedule, subject to review thereof by the Trustee, or by the applicable Custodian on behalf of the Trustee, under this Section 2.02. The Trustee, or the applicable Custodian on behalf of the Trustee, will execute and deliver to the Trustee, the Depositor and the Servicer on the Closing Date an Initial Certification in the form annexed hereto as Exhibit B-1 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-1, as applicable).

         (b) Within 45 days after the Closing Date, the applicable Custodian will, on behalf of the Trustee and for the benefit of Holders of the Certificates, review each Loan File to ascertain that all required documents set forth in Section 2.01 have been received and appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Trustee and the Depositor an Interim Certification in the form annexed hereto as Exhibit B-2 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-2, as applicable) to the effect that, as to each Assistance Loan listed in the Assistance Loan Schedule (other than any Assistance Loan prepaid in full or any Assistance Loan specifically identified in such certification as not covered by such certification), (i) all of the applicable documents specified in Section 2.01(b) are in its possession and (ii) such documents have been reviewed by it and appear to relate to such Assistance Loan. The Trustee, or the applicable Custodian on behalf of the Trustee, shall make sure that the documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face. Neither the Trustee nor any Custodian shall have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.

         (c) If in the course of the review described in paragraph (b) above the Trustee or the applicable Custodian discovers any document or documents constituting a part of a Loan File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Assistance Loans identified in the Assistance Loan Schedule (each, a "Material Defect"), the Trustee, or the applicable Custodian on behalf of the Trustee, shall promptly identify the Assistance Loan to which such Material Defect relates in the Interim Certificate delivered to the Depositor and to the Trustee. Within 90 days of its receipt of such notice, the Depositor shall be required to cure such Material Defect (and, in such event, the Depositor shall provide the Trustee with an Officer's Certificate confirming that such cure has been effected). If the Depositor does not so cure such Material Defect, it shall, if a loss has been incurred with respect to such Assistance Loan that would, if such Assistance Loan were not purchased from the Trust Fund, constitute a Realized Loss, and such loss is attributable to the failure of the Depositor to cure such Material Defect, repurchase the related Assistance Loan from the Trust Fund at the Purchase Price. A loss shall be deemed to be attributable to the failure of the Depositor to cure a Material Defect if, as determined by the Depositor, upon mutual agreement with the Trustee acting in good faith, absent such Material Defect, such loss would not have been incurred. Within the two year period following the Closing Date, the Depositor may, in lieu of repurchasing an Assistance Loan pursuant to this Section 2.02, substitute for such Assistance Loan a Qualifying Substitute Assistance Loan subject to the provisions of Section 2.05. The failure of the Trustee or the applicable Custodian to give the notice contemplated herein within 45 days after the Closing Date shall not affect or relieve the Depositor of its obligation to repurchase any Assistance Loan pursuant to this Section 2.02 or any other Section of this Agreement requiring the repurchase of Assistance Loans from the Trust Fund.

         (d) Within 180 days following the Closing Date, the Trustee, or the applicable Custodian, shall deliver to the Trustee and the Depositor a Final Certification substantially in the form annexed hereto as Exhibit B-3 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-3, as applicable) evidencing the completeness of the Loan Files in its possession or control, with any exceptions noted thereto.

         (e) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Trustee or the Certificateholders of any unsatisfied duty, claim or other liability on any Assistance Loan or to any Borrower.

         (f) Each of the parties hereto acknowledges that the Custodian shall perform the applicable review of the Assistance Loans and deliver the respective certifications thereof as provided in this Section 2.02.

         Section 2.03. Representations and Warranties of the Depositor.

         (a) The Depositor hereby represents and warrants to the Trustee, for the benefit of Certificateholders, as of the Closing Date or such other date as is specified, that:

                  (i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

                  (ii) the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

                  (iii) the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

                  (iv) this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (v) there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

                  (vi) immediately prior to the transfer and assignment of the Assistance Loans to the Trustee, the Depositor was the sole owner of record and holder of each Assistance Loan, and the Depositor had good and marketable title thereto, and had full right to transfer and sell each Assistance Loan to the Trustee free and clear, subject only to (1) to the extent applicable, liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) to the extent applicable, covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender's Title Insurance Policy or attorney's opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) to the extent applicable, such other matters to which like properties or similar collateral are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage or security agreement, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Assistance Loan pursuant to this Agreement.

         Section 2.04. Discovery of Breach.

         It is understood and agreed that the representations and warranties (i) set forth in Section 2.03 and (ii) of Lehman Capital or of Lehman Bank set forth in the related Assistance Loan Sale Agreement and assigned to the Trustee by the Depositor hereunder shall each survive delivery of the Loan Files and the Assignment of Mortgage or security agreement of each Assistance Loan to the Trustee and shall continue throughout the term of this Agreement. Upon discovery by either the Depositor or the Trustee of a breach of any of such representations and warranties that adversely and materially affects the value of the related Assistance Loan, the party discovering such breach shall give prompt written notice to the other parties. Within 90 days of the discovery of a breach of any representation or warranty given to the Trustee by the Depositor, Lehman Capital or Lehman Bank and assigned to the Trustee, the Depositor, Lehman Capital or Lehman Bank, as applicable, shall either (a) cure such breach in all material respects, (b) repurchase such Assistance Loan or any property acquired in respect thereof from the Trustee at the Purchase Price or (c) within the two year period following the Closing Date, substitute a Qualifying Substitute Assistance Loan for the affected Assistance Loan.

         Section 2.05. Repurchase, Purchase or Substitution of Assistance Loans.

         (a) With respect to any Assistance Loan repurchased by the Depositor pursuant to this Agreement, or by Lehman Capital or Lehman Bank pursuant to the related Assistance Loan Sale Agreement, the principal portion of the funds received by the Trustee in respect of such repurchase of an Assistance Loan will be considered a Principal Prepayment and shall be deposited in the Certificate Account. The Trustee, upon receipt of the full amount of the Purchase Price for a Deleted Assistance Loan, or upon receipt of the Loan File for a Qualifying Substitute Assistance Loan substituted for a Deleted Assistance Loan (and any applicable Substitution Amount), shall release or cause to be released and reassigned to the Depositor, Lehman Capital or Lehman Bank, as applicable, the related Loan File for the Deleted Assistance Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Assistance Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the Trustee (or its custodian), and the Trustee shall have no further responsibility with respect to the Loan File relating to such Deleted Assistance Loan. Each Seller indemnifies and holds the Trust Fund, the Trustee, the Depositor and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust Fund, the Trustee, the Depositor and any Certificateholder may sustain in connection with any actions of the related Seller relating to a repurchase of a Assistance Loan other than in compliance with the terms of this Section 2.05 and the related Assistance Loan Sale Agreement, to the extent that any such action causes (i) any federal or state tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860L(e)(l) of the Code or (ii) the FASIT to fail to qualify as a FASIT at any time that any Certificate is outstanding.

         (b) With respect to each Qualifying Substitute Assistance Loan to be delivered to the Trustee (or its custodian) pursuant to the terms of this
Article II in exchange for a Deleted Assistance Loan: (i) the Depositor, Lehman Capital or Lehman Bank, as applicable, must deliver to the Trustee (or its custodian) the Loan File for the Qualifying Substitute Assistance Loan containing the documents set forth in Section 2.01(b) along with a written certification certifying as to the delivery of such Loan File and containing the granting language set forth in Section 2.01(a); and (ii) the Depositor will be deemed to have made, with respect to such Qualified Substitute Assistance Loan, each of the representations and warranties made by it with respect to the related Deleted Assistance Loan. As soon as practicable after the delivery of any Qualifying Substitute Assistance Loan hereunder, the Trustee, at the expense of the Depositor and at the direction and with the cooperation of the Servicer, shall with respect to a Qualifying Substitute Assistance Loan that is a Non-MERS Mortgage Loan, cause the Assignment of Mortgage or security agreement to be recorded by such Servicer if required pursuant to Section 2.01(c)(i), or the Servicer shall, with respect to a Qualifying Substitute Assistance Loan that is a MERS Mortgage Loan, cause to be taken such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS if required pursuant to Section 2.01(c)(ii).

         (c) Notwithstanding any other provision of this Agreement, the right to substitute Assistance Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Qualifying Substitute Assistance Loan for a Deleted Assistance Loan shall be made unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not (A) affect adversely the status of the FASIT established hereunder as a FASIT, or of the related "regular interests" as "regular interests" in such FASIT, or (B) cause such FASIT to engage in a "prohibited transaction" pursuant to the FASIT Provisions.

         Section 2.06. Grant Clause.

         (a) It is intended that the conveyance of the Depositor's right, title and interest in and to property constituting the Trust Fund pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan. However, if such conveyance is deemed to be in respect of a loan, it is intended that: (1) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (2) the Depositor hereby grants to the Trustee for the benefit of the Holders of the Certificates a first priority security interest in all of the Depositor's right, title and interest in, to and under, whether now owned or hereafter acquired, the Trust Fund and all proceeds of any and all property constituting the Trust Fund to secure payment of the Certificates; and
(3) this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be in respect of a loan and the Trust Fund created by this Agreement terminates prior to the satisfaction of the claims of any Person holding any Certificate, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person, and all proceeds shall be distributed as herein provided.

         (b) The Trustee shall, to the extent consistent with this Agreement, take such reasonable actions, as set forth in an Opinion of Counsel delivered to the Trustee, as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Assistance Loans and the other property described above, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. The Depositor will, at its own expense, make all initial filings on or about the Closing Date and shall forward a copy of such filing or filings to the Trustee. Without limiting the generality of the foregoing, the Depositor shall prepare or cause the Servicer to prepare and forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the Trustee's security interest in or lien on the Assistance Loans, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of either Seller, the Depositor or the Trustee, (2) any change of location of the jurisdiction of either Seller or the Depositor, (3) any transfer of any interest of each Seller or the Depositor in any Assistance Loan or (4) any change under the relevant UCC or other applicable laws. Neither the Sellers nor the Depositor shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and intermediate transferee, including the Trustee. Before effecting such change, each Seller or the Depositor proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Trustee, in the Assistance Loans. In connection with the transactions contemplated by this Agreement, each Seller and the Depositor authorizes its immediate or mediate transferee to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this paragraph (b).

         (c) The Trustee shall assist the Servicer with respect to creating, assigning and or filing a security interest in Assistance Loans secured by special assessments.

         Section 2.07. Optional Purchase of Assistance Loans.

         On any date on or after the Credit Support Depletion Date, Fannie Mae shall have the right, but not the obligation, to purchase any Pool 1 Mortgage Loan that is 90 days or more delinquent in payment for a purchase price equal to the sum of (a) 100% of the unpaid principal balance of such Assistance Loan and
(b) accrued interest thereon at the Loan Rate, from the date as to which interest was last paid to (but not including) the last date of the related Collection Period; provided, however, that in the event that Fannie Mae exercises such option, it shall be obligated to purchase the Assistance Loans in the inverse order of their delinquency, beginning with the Assistance Loan that is the greatest number of days (in excess of 90 days) delinquent in payment. The Servicer shall notify the Trustee of the purchase price for any Simple Interest Loan.

         With respect to any Assistance Loan so purchased, the principal portion of the funds received by the Trustee in respect of such purchase of an Assistance Loan will be considered a Principal Prepayment and shall be deposited in the Certificate Account. The Trustee, upon receipt of the full amount of the purchase price for such Assistance Loan, shall release or cause to be released and assign to Fannie Mae the related Loan File for the purchased Assistance Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Assistance Loan purchased pursuant to this Section, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the Trustee (or its custodian), and the Trustee shall have no further responsibility with respect to the Loan File relating to such Assistance Loan.

                                  Article III

                                THE CERTIFICATES

         Section 3.01. The Certificates.

         (a) The Certificates shall be issuable in registered form only and shall be securities governed by Article 8 of the New York Uniform Commercial Code. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the dollar denominations in Certificate Principal Amount or Notional Principal Amount, as applicable, or in the Percentage Interests, specified herein. Each Class of Book-Entry

Certificates shall be issued in the minimum denominations in Certificate Principal Amount (or Notional Amount) or Percentage Interest specified in the Preliminary Statement hereto and in integral multiples of $1 or 5% (in the case of Certificates issued in Percentage Interests) in excess thereof. Each Class of Non-Book Entry Certificates other than the Ownership Certificate shall be issued in definitive, fully registered form in the minimum denominations in Certificate Principal Amount (or Notional Amount) specified in the Preliminary Statement hereto and in integral multiples of $1 in excess thereof. The Ownership Certificate shall be issued as a single Certificate and maintained in definitive, fully registered form in a minimum denomination equal to 100% of the Percentage Interest of such Class. The Certificates may be issued in the form of typewritten certificates. One Certificate of each Class of Certificates other than any Class of Ownership Certificates may be issued in any denomination in excess of the minimum denomination.

         (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Each Certificate shall, on original issue, be authenticated by the Trustee upon the order of the Depositor upon receipt by the Trustee of the Loan Files described in Section 2.01. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Trustee or the Authenticating Agent, if any, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by the Depositor to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise.

         (c) The Class B4, Class B5 or Class B6 Certificates offered and sold in reliance on the exemption from registration under Rule 144A shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A added to the forms of such Certificates (each, a "Restricted Global Security"), which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC, duly executed and authenticated by the Trustee as hereinafter provided. The aggregate principal amounts of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

         The Class B4, Class B5 or Class B6 Certificates sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A hereto added to the forms of such Certificates (each, a "Regulation S Global Security"), which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC, duly executed and authenticated by the Trustee as hereinafter provided. The aggregate principal amounts of the Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

         The Class B4, Class B5, or Class B6 Certificates sold to an "accredited investor" under Rule 501(a)(1), (2), (3) or (7) under the Act shall be issued initially in the form of one or more Definitive Certificates.

         Section 3.02. Registration. The Trustee is hereby appointed, and hereby accepts its appointment as, Certificate Registrar in respect of the Certificates and shall maintain books for the registration and for the transfer of Certificates (the "Certificate Register"). The Trustee may appoint a bank or trust company to act as Certificate Registrar. A registration book shall be maintained for the Certificates collectively. The Certificate Registrar may resign or be discharged or removed and a new successor may be appointed in accordance with the procedures and requirements set forth in Sections 6.06 and
6.07 hereof with respect to the resignation, discharge or removal of the Trustee and the appointment of a successor Trustee. The Certificate Registrar may appoint, by a written instrument delivered to the Holders, any bank or trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided, however, that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

         Section 3.03. Transfer and Exchange of Certificates.

         (a) A Certificate (other than Book-Entry Certificates which shall be subject to Section 3.09 hereof) may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the office of the Certificate Registrar duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate Certificate Principal Amount as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Certificates.

         (b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same Certificate Principal Amount as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the office of the Certificate Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Trustee or the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

         (c) By acceptance of a Restricted Certificate or a Regulation S Global Security, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will transfer such a Certificate only as provided herein. In addition, each Holder of a Regulation S Global Security shall be deemed to have represented and warranted to the Trustee, the Certificate Registrar and any of their respective successors that:
(i) such Person is not a U.S. person within the meaning of Regulation S and was, at the time the buy order was originated, outside the United States and (ii) such Person understands that such Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and that (x) until the expiration of the 40-day distribution compliance period (within the meaning of Regulation S), no offer, sale, pledge or other transfer of such Certificates or any interest therein shall be made in the United States or to or for the account or benefit of a U.S. person (each as defined in Regulation S), (y) if in the future it decides to offer, resell, pledge or otherwise transfer such Certificates, such Certificates may be offered, resold, pledged or otherwise transferred only (A) to a person which the seller reasonably believes is a "qualified institutional buyer" (a "QIB") as defined in Rule 144A under the Act, that is purchasing such Certificates for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A or (B) in an offshore transaction (as defined in Regulation S) in compliance with the provisions of Regulation S, in each case in compliance with the requirements of this Agreement; and it will notify such transferee of the transfer restrictions specified in this Section.

         The following restrictions shall apply with respect to the transfer and registration of transfer of a Restricted Certificate to a transferee that takes delivery in the form of a Definitive Certificate:

                  (i) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is (x) to the Depositor or the Placement Agent, an affiliate (as defined in Rule 405 under the Act) of the Depositor or the Placement Agent or (y) being made to a QIB by a transferor that has provided the Trustee with a certificate in the form of Exhibit F hereto; and

                  (ii) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is being made to an "accredited investor" under Rule 501(a)(1), (2), (3) or (7) under the Act by a transferor who furnishes to the Trustee a letter of the transferee substantially in the form of Exhibit G hereto.

         (d) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (A) a certificate substantially in the form of Exhibit H (or Exhibit D-1 in the case of the Class O Certificate) hereto from such transferee or (B) an Opinion of Counsel satisfactory to the Trustee and the Depositor to the effect that the purchase and holding of such a Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" subject to the prohibited transactions provisions of ERISA or Section 4975 of the Code and will not subject the Trustee or the Depositor to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of an ERISA-Restricted Certificate by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code. Each Transferee of an ERISA-Restricted Certificate that is a Book-Entry Certificate shall be deemed to have made the representations set forth in Exhibit H. The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Trustee or the Depositor. Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates. The Trustee shall have no obligations to monitor transfers of Book-Entry Certificates that are ERISA-Restricted Certificates and shall have no liability for transfers of such Certificates in violation of the transfer restrictions.

         Notwithstanding anything to the contrary herein, any purported transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate to or on behalf of an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect; provided that the restriction set forth in this sentence shall not be applicable if there has been delivered to the Trustee an Opinion of Counsel meeting the requirements of clause (B) of the first sentence of the first paragraph of this Section 3.03(d). The Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 3.03(d) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements. The Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA-Restricted Certificate that was in fact an employee benefit plan subject to Section 406 of ERISA or a plan subject to
Section 4975 of the Code or a Person acting on behalf of any such plan at the time it became a Holder or, at such subsequent time as it became such a plan or Person acting on behalf of such a plan, all payments made on such ERISA-Restricted Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate that is not such a plan or Person acting on behalf of a plan.

         (e) As a condition of the registration of transfer or exchange of any Certificate, the Certificate Registrar may require the certified taxpayer identification number of the owner of the Certificate and the payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith; provided, however, that the Certificate Registrar shall have no obligation to require such payment or to determine whether or not any such tax or charge may be applicable. No service charge shall be made to the Certificateholder for any registration, transfer or exchange of Certificate.

         (f) Notwithstanding anything to the contrary contained herein, no Ownership Certificate or FASIT High-Yield Interest may be owned, pledged or transferred, directly or indirectly, by or to any person unless such person is an Eligible Corporation or, in the case of any FASIT High-Yield Interest, another "financial asset securitization investment trust" within the meaning of
Section 860(L) of the Code.

         Prior to and as a condition of the registration of any transfer, sale or other disposition of an Ownership Certificate, the proposed transferee shall deliver to the Trustee an affidavit in substantially the form attached hereto as Exhibit D-1 representing and warranting, among other things, that such transferee is an Eligible Corporation (any such transferee, a "Permitted Transferee") and the proposed transferor shall deliver to the Trustee an affidavit in substantially the form attached hereto as Exhibit D-2. In addition, the Trustee may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Depositor and the Trustee satisfactory in form and substance to the Depositor, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is an Eligible Corporation. Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of an Ownership Certificate to a person other than an Eligible Corporation such registration shall be deemed to be of no legal force or effect whatsoever and such person shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Ownership Certificate. The Trustee shall not be under any liability to any person for any registration or transfer of an Ownership Certificate or a FASIT High-Yield Interest to a person other than an Eligible Corporation in the case of the transfer of the Ownership Certificate, or, in the case of the transfer of any FASIT High-Yield Interest, to a person other than an Eligible Corporation or another financial asset securitization investment trust or agent or nominee thereof, or for the maturity of any payments due on such Ownership Certificate or FASIT High-Yield Interest, as the case may be to the Holder thereof or for taking any other action with respect to such Holder under the provisions of the Agreement, so long as the transfer was effected in accordance with this Section 3.03(f), unless the Trustee shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is not an Eligible Corporation or, in the case of the transfer of any FASIT High-Yield Interest, an Eligible Corporation or another financial asset securitization investment trust. The Trustee shall be entitled to recover from any Holder of an Ownership Certificate that was not an Eligible Corporation at the time it became a Holder or any subsequent time it ceased to be an Eligible Corporation all payments made on such Ownership Certificate at and after either such times (and all costs and expenses, including but not limited to attorneys' fees, incurred in connection therewith). Any payment (not including any such costs and expenses) so recovered by the Trustee shall be paid and delivered to the last preceding Holder of such Ownership Certificate.

         If any purported transferee shall become a registered Holder of an Ownership Certificate in violation of the provisions of this Section 3.03(f), then upon receipt of written notice to the Trustee that the registration of transfer of such Ownership Certificate was not in fact permitted by this Section 3.03(f), the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Ownership Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of an Ownership Certificate or FASIT High Yield Interest, as the case may be, that is in fact not permitted by this
Section 3.03(f), for making any payment due on such Certificate or FASIT High Yield Interest, as the case may be, to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 3.03(f).

         (g) Each Holder of an Ownership Certificate, by such Holder's acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section. Each Holder of a FASIT High Yield Interest, by such Holder's acceptance thereof, shall be deemed for all purposes to have represented that it is an Eligible Corporation or a financial asset securitization investment trust.

         (h) Notwithstanding any provision to the contrary herein, so long as a Global Security representing either of the Class B4, Class B5 or Class B6 Certificates remains outstanding and is held by or on behalf of DTC, transfers of a Global Security representing any such Certificates, in whole or in part, shall only be made in accordance with Section 3.01 and this Section 3.03(h).

                  (A) Subject to clauses (B) and (C) of this Section 3.03(h), transfers of a Global Security representing either of the Class B4, Class B5 or Class B6 Certificates shall be limited to transfers of such Global Security, in whole or in part, to nominees of DTC or to a successor of DTC or such successor's nominee.

                  (B) Restricted Global Security to Regulation S Global Security. If a holder of a beneficial interest in a Restricted Global Security deposited with or on behalf of DTC wishes at any time to exchange its interest in such Restricted Global Security for an interest in a Regulation S Global Security, or to transfer its interest in such Restricted Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Security, such holder, provided such holder is not a U.S. person, may, subject to the rules and procedures of DTC, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Regulation S Global Security. Upon receipt by the Trustee, as Certificate Registrar, of (I) instructions from DTC directing the Trustee, as Certificate Registrar, to be credited a beneficial interest in a Regulation S Global Security in an amount equal to the beneficial interest in such Restricted Global Security to be exchanged but not less than the minimum denomination applicable to such holder's Certificates held through a Regulation S Global Security, (II) a written order given in accordance with DTC's procedures containing information regarding the participant account of DTC and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account to be credited with such increase and
         (III) a certificate in the form of Exhibit N-1 hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Securities, including that the holder is not a U.S. person, and pursuant to and in accordance with Regulation S, the Trustee, as Certificate Registrar, shall reduce the principal amount of the Restricted Global Security and increase the principal amount of the Regulation S Global Security by the aggregate principal amount of the beneficial interest in the Restricted Global Security to be exchanged, and shall instruct Euroclear or Clearstream, as applicable, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Security equal to the reduction in the principal amount of the Restricted Global Security.

                  (C) Regulation S Global Security to Restricted Global Security. If a holder of a beneficial interest in a Regulation S Global Security deposited with or on behalf of DTC wishes at any time to transfer its interest in such Regulation S Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Restricted Global Security, such holder may, subject to the rules and procedures DTC, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Restricted Global Security. Upon receipt by the Trustee, as Certificate Registrar, of (I) instructions from DTC directing the Trustee, as Certificate Registrar, to cause to be credited a beneficial interest in a Restricted Global Security in an amount equal to the beneficial interest in such Regulation S Global Security to be exchanged but not less than the minimum denomination applicable to such holder's Certificates held through a Restricted Global Security, to be exchanged, such instructions to contain information regarding the participant account with DTC to be credited with such increase, and (II) a certificate in the form of Exhibit N-2 hereto given by the holder of such beneficial interest and stating, among other things, that the Person transferring such interest in such Regulation S Global Security reasonably believes that the Person acquiring such interest in a Restricted Global Security is a QIB, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any State of the United States or any other jurisdiction, then the Trustee, as Certificate Registrar, will reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Restricted Global Security by the aggregate principal amount of the beneficial interest in the Regulation S Global Security to be transferred and the Trustee, as Certificate Registrar, shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Security equal to the reduction in the principal amount of the Regulation S Global Security.

                  (D) Other Exchanges. In the event that a Global Security is exchanged for Certificates in definitive registered form without interest coupons, pursuant to Section 3.09(c) hereof, such Certificates may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to insure that such transfers comply with Rule 144A, comply with Rule 501(a)(1), (2), (3) or (7) or are to non-U.S. persons in compliance with Regulation S under the Act, as the case may be), and as may be from time to time adopted by the Trustee.

                  (E) Restrictions on U.S. Transfers. Transfers of interests in the Regulation S Global Security to U.S. persons (as defined in Regulation S) shall be limited to transfers made pursuant to the provisions of Section 3.03(h)(C).

         Section 3.04. Cancellation of Certificates.

         Any Certificate surrendered for registration of transfer or exchange shall be cancelled and retained in accordance with normal retention policies with respect to cancelled certificates maintained by the Trustee or the Certificate Registrar.

         Section 3.05. Replacement of Certificates.

         If (i) any Certificate is mutilated and is surrendered to the Trustee or any Authenticating Agent or (ii) the Trustee or any Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Depositor and any Authenticating Agent that such destroyed, lost or stolen Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Certificate Principal Amount. Upon the issuance of any new Certificate under this Section 3.05, the Trustee and Authenticating Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or the Authenticating Agent) connected therewith. Any replacement Certificate issued pursuant to this Section 3.05 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 3.06. Persons Deemed Owners.

         Subject to the provisions of Section 3.09 with respect to Book-Entry Certificates, the Depositor and the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered upon the books of the Certificate Registrar as the owner of such Certificate for the purpose of receiving distributions pursuant to Sections 5.01 and 5.02 and for all other purposes whatsoever, and neither the Depositor nor the Trustee, the Certificate Registrar nor any agent of any of them shall be affected by notice to the contrary.

         Section 3.07. Temporary Certificates.

         (a) Pending the preparation of definitive Certificates, upon the order of the Depositor, the Trustee shall execute and shall authenticate and deliver temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

         (b) If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Trustee without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute and authenticate and deliver in exchange therefor a like aggregate Certificate Principal Amount of definitive Certificates of the same Class in the authorized denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates of the same Class.

         Section 3.08. Appointment of Paying Agent.

         The Trustee may appoint a Paying Agent (which may be the Trustee) for the purpose of making distributions to Certificateholders hereunder. The Trustee shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Trustee to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee. If the Paying Agent is not the Trustee, the Trustee shall cause to be remitted to the Paying Agent on or before the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers.

         Section 3.09. Book-Entry Certificates.

         (a) Each Class of Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to The Depository Trust Company, its custodian or the initial Clearing Agency, by, or on behalf of, the Depositor. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Book-Entry Certificates, except as provided in Section 3.09(c). Unless Definitive Certificates have been issued to Certificate Owners of Book-Entry Certificates pursuant to Section 3.09(c):

                  (i) the provisions of this Section 3.09 shall be in full force and effect;

                  (ii) the Depositor, the Paying Agent, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates) as the authorized representatives of the Certificate Owners and the Clearing Agency shall be responsible for crediting the amount of such distributions to the accounts of such Persons entitled thereto, in accordance with the Clearing Agency's normal procedures;

                  (iii) to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Agreement, the provisions of this Section 3.09 shall control; and

                  (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Certificates are issued pursuant to Section 3.09(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants.

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

         (b) Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.09(c), the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency.

         (c) If (i) (A) the Depositor advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and (B) the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Class Principal Amount of a Class of Book-Entry Certificates identified as such to the Trustee by an Officer's Certificate from the Clearing Agency advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of a Class of Book-Entry Certificates, the Trustee shall notify or cause the Certificate Registrar to notify the Clearing Agency to effect notification to all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall issue the Definitive Certificates. The Trustee shall not be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable, with respect to such Definitive Certificates and the Trustee shall recognize the holders of the Definitive Certificates as Certificateholders hereunder.

                                   Article IV

                        ADMINISTRATION OF THE TRUST FUND

         Section 4.01. [Reserved].

         Section 4.02. [Reserved].

         Section 4.03. Reports to Certificateholders.

         (a) On each Distribution Date, the Trustee shall have prepared (based solely on information provided by the Servicer) and shall make available to each Certificateholder a written report setting forth the following information (on the basis of Assistance Loan loan-level information obtained from the Servicer):

                  (i) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates, other than any Class of Notional Certificates and in respect to each Component, to the extent applicable, allocable to principal on the Assistance Loans, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to principal payments and unanticipated payments in the nature of principal in each Loan Pool;

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

                  (ii) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates, other than any Class of Principal Only Certificates, allocable to interest, including any Accrual Amount added to the Class Principal Amount of any Class of Accrual Certificates;

                  (iii) the amount, if any, of any distribution to the Holders of an Ownership Certificate;

                  (iv) (A) the aggregate amount of any Advances required to be made by or on behalf of the Servicer (or the Trustee) with respect to such Distribution Date, (B) the aggregate amount of such Advances actually made, and (C) the amount, if any, by which (A) above exceeds
         (B) above;

                  (v) the Aggregate Principal Balance of the Assistance Loans and the Non-APO Pool Balance of each Loan Pool for such Distribution Date, after giving effect to payments allocated to principal reported under clause (i) above;

                  (vi) the Class Principal Amount (or Class Notional Amount) of each Class of Certificates and the Component Principal Amount (or Component Notional Amount) of each Component as of such Distribution Date after giving effect to payments allocated to principal reported under clause (i) above (and to the addition of any Accrual Amount in the case of any Class of Accrual Certificates), separately identifying any reduction of any of the foregoing Certificate Principal Amounts or Component Principal Amounts due to Realized Losses:

                  (vii) any Realized Losses realized with respect to the Assistance Loans (x) in the applicable Collection Period and (y) in the aggregate since the Cut-off Date, stating separately the amount of Special Hazard Losses, Fraud Losses and Bankruptcy Losses and the aggregate amount of such Realized Losses, and the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount;

                  (viii) the amount of Servicing Fees paid during the Collection Period to which such distribution relates;

                  (ix) the number and Aggregate Principal Balance of the Assistance Loans, as reported to the Trustee by the Servicer, (a) remaining outstanding (b) delinquent one month, (c) delinquent two months, (d) delinquent three or more months, and (e) as to which foreclosure proceedings have been commenced as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs;

                  (x) the deemed Aggregate Principal Balance of all REO Properties as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs;

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

                  (xi) [Reserved].

                  (xii) with respect to substitution of Assistance Loans in the preceding calendar month, the Aggregate Principal Balance of all Deleted Assistance Loans, and of all Qualifying Substitute Assistance Loans;

                  (xiii) the aggregate outstanding Interest Shortfalls, Net Prepayment Interest Shortfalls and Net Simple Interest Shortfalls (to the extent not advanced by the Servicer), if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date and after giving effect to any withdrawals from the Simple Interest Reserve Fund;

                  (xiv) the Certificate Interest Rate or Component Interest Rate applicable to such Distribution Date with respect to each Class of Certificates and each Component, respectively; and

                  (xv) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed).

         In the case of information furnished pursuant to subclauses (i), (ii) and (vii) above, the amounts shall be expressed as a dollar amount per $1,000 of original principal amount of Certificates.

         The Trustee shall make such report and additional loan level information (and, at its option, any additional files containing the same information in an alternative format) available each month via the Trustee's internet website. The Trustee's internet website shall initially be located at www.ctslink.com. Assistance in using the website can be obtained by calling the Trustee's customer service desk at (301) 815-6600. All parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

         The foregoing information and reports will be prepared and determined by the Trustee based solely on Assistance Loan data provided to the Trustee by the Servicer (in a format agreed to by the Trustee and the Servicer) no later than 12:00 p.m. (noon) Eastern Standard Time four Business Days prior to the Distribution Date. The Trustee shall be entitled to conclusively rely on the Assistance Loan data provided by the Servicer and shall have no liability for any errors in such Assistance Loan data. The Trustee shall receive from the Servicer prior to each Distribution Date a notice if any Loan Pool consists only of Fannie Mae Conforming Loans.

         (b) Upon the reasonable advance written request of any Certificateholder that is a savings and loan, bank or insurance company, the Trustee shall provide, or cause to be provided, (or, to the extent that such information or documentation is not required to be provided by the Servicer under the Servicing Agreement, shall use reasonable efforts to obtain such

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

information and documentation from such Servicer, and provide to such Certificateholder) such reports and access to information and documentation regarding the Assistance Loans as such Certificateholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to investment in the Certificates; provided, however, that the Trustee shall be entitled to be reimbursed by such Certificateholder for such Trustee's actual expenses incurred in providing such reports and access.

         Within 90 days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, the Trustee shall, upon written request, make available to each Person who at any time during the calendar year was a Certificateholder of record, and make available to Certificate Owners (identified as such by the Clearing Agency) in accordance with applicable regulations, a report summarizing the items provided to Certificateholders pursuant to Section 4.03(a)(i)-(iii) on an annual basis as may be required to enable such Holders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force. The Servicer shall provide the Trustee with such information as is necessary for the Trustee to prepare such reports.

         The Trustee shall provide the Holders of the Class A1 Certificates the following notices:

         (a) a notice four days prior to the related Distribution Date of any final distribution on the Class A1 Certificates;

         (b) no later than 12:00 P.M. four Business Days immediately prior to the related Distribution Date, a statement as to distributions made on a related Distribution Date;

         (c) a remittance report setting forth the remittances for the related Distribution Date, if requested by the Holders of the Class A1 Certificates, within one day after the Determination Date;

         (d) a notice on any Remittance Date if the amount remitted by the Servicer for the related Distribution Date is less than the Advances the Servicer is obligated to make; and

         (e) no later than four Business Days prior to each Distribution Date, any loan data remittance report received from the Servicer.

         Section 4.04. Certificate Account.

         (a) The Trustee shall establish and maintain in its name, as trustee, a trust account (the "Certificate Account"), to be held in trust for the benefit of the Certificateholders until disbursed pursuant to the terms of this Agreement. The Certificate Account shall be an Eligible Account. If the existing Certificate Account ceases to be an Eligible Account, the Trustee shall establish a new Certificate Account that is an Eligible Account within 20 Business Days and transfer all funds on deposit in such existing Certificate Account into such new Certificate Account. The Certificate Account shall relate solely to the Certificates issued hereunder and funds in the Certificate Account shall be held separate and apart from and shall not be commingled with any other monies including, without limitation, other monies of the Trustee held under this Agreement.

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

         (b) The Trustee shall cause to be deposited into the Certificate Account on the day on which, or, if such day is not a Business Day, the Business Day immediately following the day on which, any monies are remitted by the Servicer to the Trustee all such amounts. The Trustee shall deposit or cause to be deposited into the Certificate Account, no later than the Business Day following the Closing Date, any amounts representing payments on the Assistance Loans received by the Trustee on or before the Closing Date. Thereafter, the Trustee shall deposit or cause to be deposited in the Certificate Account on the applicable Remittance Date the following amounts received or payments made by it:

                  (i) all payments on account of principal, including Principal Prepayments and late collections, on the Assistance Loans;

                  (ii) all payments on account of interest on the Assistance Loans, net of the Servicing Fee with respect to each such Assistance Loan;

                  (iii) any payment or other recovery with respect to an Assistance Loan not otherwise specified in this paragraph, including all Liquidation Proceeds with respect to the Assistance Loans and REO Property, and all amounts received in connection with the operation of any REO Property, net of (x) any unpaid Servicing Fees with respect to such Assistance Loans and (y) any amounts reimbursable to the Servicer under the Servicing Agreement and retained by the Servicer;

                  (iv) all Insurance Proceeds;

                  (v) all Advances made by the Servicer pursuant to the Servicing Agreement; and

                  (vi) all proceeds of any Assistance Loan repurchased by the Depositor, the Servicer or any other Person.

         (c) The Trustee shall make withdrawals from the Certificate Account only for the following purposes:

                  (i) to withdraw amounts deposited in the Certificate Account in error;

                  (ii) to pay to itself any investment income earned with respect to funds in the Certificate Account invested in Eligible Investments as set forth in subsection (d) below, and to make payments to itself prior to making distributions pursuant to Section 5.02 for any expenses or other indemnification owing to the Trustee and others pursuant to any provision of this Agreement;

                  (iii) to make payments of the Servicing Fee (to the extent not already withheld or withdrawn by the Servicer) to the Servicer;

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

                  (iv) to make distributions to the Certificateholders pursuant to Article V;

                  (v) to deposit into the Simple Interest Reserve Fund any Net Simple Interest Excess; and

                  (vi) to clear and terminate the Certificate Account pursuant to Section 7.02.

         (d) The Trustee may invest, or cause to be invested, funds held in the Certificate Account, which funds, if invested, shall be invested in Eligible Investments (which may be investments managed or advised by the Trustee described in paragraph (viii) of the definition thereof agreed upon by the Depositor and the Trustee). All such investments must be payable on demand or mature no later than the next Distribution Date, and shall not be sold or disposed of prior to their maturity. All such Eligible Investments will be made in the name of the Trustee (in its capacity as such) or its nominee. All income and gain realized from any such investment (except for two days of such gain, which shall be paid to the Trustee) shall be paid to the Depositor and shall be subject to its withdrawal on order from time to time. The amount of any losses incurred in respect of any such investments shall be paid by the Trustee (in an amount equal to its pro rata share of such losses based upon the percentage represented by the two days for which the Trustee is receiving gain on such investments of the total number of days such funds were invested) and the Depositor (in an amount equal to the remaining amount of such losses) for deposit in the Certificate Account out of its own funds, without any right of reimbursement therefor, immediately as realized. Funds held in the Certificate Account that are not invested shall be held in cash.

         Section 4.05. Simple Interest Reserve Fund.

         (a) On the Closing Date, the Trustee shall establish and maintain in its name, as trustee, a segregated trust account (the "Simple Interest Reserve Fund") to be held in trust for the benefit of the Certificateholders until disbursed pursuant to the terms of this Agreement. The Simple Interest Reserve Fund shall be an Eligible Account. If the existing Simple Interest Reserve Fund ceases to be an Eligible Account, the Trustee shall establish a new Simple Interest Reserve Fund that is an Eligible Account within 20 Business Days and transfer all funds on deposit in such existing Simple Interest Reserve Fund into such new Simple Interest Reserve Fund. The Simple Interest Reserve Fund shall relate solely to the Certificates issued hereunder, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

         (b) On each Distribution Date, the Trustee shall withdraw from the Certificate Account and deposit to the Simple Interest Reserve Fund any Net Simple Interest Excess for such Distribution Date.

         (c) The Trustee shall make withdrawals from the Simple Interest Reserve Fund only for the following purposes:

                  (i) to withdraw amounts deposited in the Simple Interest Reserve Fund in error;

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

                  (ii) to make distributions to Certificateholders pursuant to
         Section 5.02(e);

                  (iii) to reimburse the Servicer for previously unreimbursed advances made by the Servicer on prior Distribution Dates in respect of Net Simple Interest Shortfalls; and

                  (iv) to clear and terminate the Simple Interest Reserve Fund pursuant to Section 7.02.

         (d) The Trustee shall invest, or cause to be invested, at the direction of the Depositor, funds held in the Simple Interest Reserve Fund, which funds, if invested, shall be invested in Eligible Investments (which may be investments managed or advised by the Trustee described in paragraph (viii) of the definition thereof). All such investments must be payable on demand or mature no later than the next Distribution Date, and shall not be sold or disposed of prior to their maturity. All such Eligible Investments will be made in the name of the Trustee (in its capacity as such) or its nominee; provided, however, that the Trustee shall not be liable for any investment loss on such investment. All income and gain realized from any such investment shall be paid to or on the order of Lehman Brothers Inc. and shall be subject to its withdrawal on order from time to time. Funds held in the Certificate Account that are not invested shall be held in cash.

         (e) For all federal income tax purposes, the Simple Interest Reserve Fund shall be treated as beneficially owned by the Class O Certificateholder.

                                   Article V

                    DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

         Section 5.01. Distributions Generally.

         (a) Subject to Section 7.01 respecting the final distribution on the Certificates, on each Distribution Date the Trustee or the Paying Agent shall make distributions in accordance with this Article V. Such distributions shall be made by check mailed to each Certificateholder's address as it appears on the Certificate Register of the Certificate Registrar (which shall initially be the Trustee) or, upon written request made to the Trustee at least five Business Days prior to the related Distribution Date to any Certificateholder by wire transfer in immediately available funds to an account specified in the request and at the expense of such Certificateholder; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office. Wire transfers will be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution. Notwithstanding such final payment of principal of any of the Certificates, the Ownership Certificate will remain outstanding until the termination of the FASIT established hereby and the payment in full of all other amounts due with respect to the Ownership Certificate and at such time such final payment in retirement of the Ownership Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trustee. If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day.

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

         (b) All distributions or allocations made with respect to Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates in such Class equally in proportion to their respective initial Certificate Principal Amounts (or initial Notional Amounts).

         Section 5.02. Distributions from the Certificate Account.

         (a) On each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Certificate Account the Available Distribution Amount with respect to each Loan Pool, and shall distribute such amount to the Holders of record of each Class of Certificates, in the following order of priority:

                  (i) from the Available Distribution Amount for each Loan Pool, to each Class of Senior Certificates or Component in the related Certificate Group (other than any related Class of Principal Only Certificates), the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class's or Component's allocable share of any Net Prepayment Interest Shortfalls for the related Loan Pool for such Distribution Date; provided, however, that any shortfall in available amounts for each Loan Pool shall be allocated among the Classes or Component of the related Certificate Group in proportion to the amount of Accrued Certificate Interest (as so reduced) that would otherwise be distributable thereon;

                  (ii) from the Available Distribution Amount for each Loan Pool, to each Class of Senior Certificates or Component in the related Certificate Group (other than any related Class of Principal Only Certificates), any related Interest Shortfall for such Distribution Date; provided, however, that any shortfall in available amounts for each Loan Pool shall be allocated among the Classes or Component of the related Certificate Group in proportion to the Interest Shortfall for each such Class or Component on such Distribution Date;

                  (iii) from the remaining Available Distribution Amount for each Loan Pool, to the Senior Certificates or Components of the related Certificate Group (other than any Class of Notional Certificates), as follows:

                      (A) to the A1(A) Component, the A1(B) Component, the A2(1) Component, the A3(1) Component and the APO (1) Component, from the Available Distribution Amount for Pool 1 for such Distribution Date, in reduction of their respective Class Principal Amounts or Component Principal Amounts, concurrently, as follows:

                           (1) to the A1(A) Component, the A1(B) Component, the
                  A2(1) Component and the A3(1) Component, in an amount up to the Senior Principal Distribution Amount for Pool 1 for such Distribution Date, in the following order of priority:

                                    (a) to the A1(A) Component, until the
                           Component Principal Amount thereof has been reduced to zero;

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

                                    (b) pro rata, the A1(B) Component and the
                           A3(1) Component, until the respective Component Principal Amounts thereof have been reduced to zero;

                                    (c) to the A2(1) Component, until the
                           Component Principal Amount thereof has been reduced to zero;

                           (2) to the APO(1) Component, the APO Principal
                  Distribution Amount for Pool 1 for such Distribution Date, until the Component Principal Amount thereof has been reduced to zero;

                      (B) to the A2(2) Component, the A3(2) Component and the APO(2) Component, in reduction of their respective Component Principal Amounts, from the Available Distribution Amount for Pool 2, concurrently, as follows:

                           (1) pro rata, to the A2(2) Component and the A3(2)
                  Component, in an amount up to the Senior Principal Distribution Amount for Pool 2, until the Component Principal Amount thereof has been reduced to zero; and

                           (2) to the Class APO(2) Component, the APO Principal
                  Distribution Amount thereof for Pool 2 for such Distribution Date, until the Component Principal Amount thereof has been reduced to zero;

                      (C) to the A3(3) Component and the APO(3) Component, in reduction of their respective Component Principal Amounts from the Available Distribution Amount for Pool 3, concurrently, as follows:

                           (1) to the Class A3(3) Component, the Senior
                  Principal Distribution Amount for Pool 3, until the Component Principal Amount thereof has been reduced to zero; and

                           (2) to the APO(3) Component, the APO Principal
                  Distribution Amount for Pool 3, until the Component Principal Amount thereof has been reduced to zero; and

                  (iv) on each Distribution Date on and after the Credit Support Depletion Date, to the extent of the remaining Available Distribution Amount for any Loan Pool the related Senior Certificates and Components of which have been reduced to zero, pro rata, to each Class or Component of Senior Certificates remaining outstanding, on the basis of their respective Class Principal Amounts or Component Principal Amounts, any Non-APO Senior Certificate Deferred Amount for that Class or Component; provided, however, that any Non-APO Senior Certificate Deferred Amount in respect of the Class A1 Certificates shall only be paid to the extent of such Class's pro rata share of any such remaining Available Distribution Amount in respect of Pool 1 and any other Loan Pool all of the remaining Assistance Loans in which are, at the time such payment is made in respect of any Non-APO Senior Certificate Deferred Amount for the Class A1 Certificates, Fannie Mae Conforming Mortgage Loans;

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

                  (v) to the APO(1), APO(2) and APO(3) Components, to the extent of the remaining Available Distribution Amount for the related Loan Pool, the Component Deferred Amount for that Component, until the related Component Principal Amount has been reduced to zero; provided, however, that (x) distributions pursuant to this priority shall not exceed the Subordinate Principal Distribution Amount for the related Loan Pool for such date; and (y) such amounts will not reduce the Component Principal Amounts of such Components; and;

                  (vi) from the remaining Available Distribution Amount for all Loan Pools, to the Subordinated Certificates, in the following order of priority:

                      (A) to the Class B1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class's allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

                      (B) to the Class B1 Certificates, any Interest Shortfall for such Class on such Distribution Date;

                      (C) to the Class B1 Certificates, in reduction of the Class Principal Amount thereof, such Class's Subordinate Class Percentage of each Subordinate Principal Distribution Amount for such Distribution Date, except as provided in Section 5.02(c), until the Certificate Principal Balance thereof has been reduced to zero;

                      (D) to the Class B2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class's allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

                      (E) to the Class B2 Certificates, any Interest Shortfall for such Class on such Distribution Date;

                      (F) to the Class B2 Certificates, in reduction of the Certificate Principal Amount thereof, such Class's Subordinate Class Percentage of each Subordinate Principal Distribution Amount for such Distribution Date, except as provided in Section 5.02(c), until the Class Principal Amount thereof has been reduced to zero;

                      (G) to the Class B3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class's allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

                      (H) to the Class B3 Certificates, any Interest Shortfall for such Class on such Distribution Date;

                      (I) to the Class B3 Certificates, in reduction of the Certificate Principal Amount thereof, such Class's Subordinate Class Percentage of each Subordinate Principal Distribution Amount for such Distribution Date, except as provided in Section 5.02(c), until the Class Principal Amount thereof has been reduced to zero;

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

                      (J) to the Class B4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class's allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

                      (K) to the Class B4 Certificates, any Interest Shortfall for such Class on such Distribution Date;

                      (L) to the Class B4 Certificates, in reduction of the Certificate Principal Amount thereof, such Class's Subordinate Class Percentage of each Subordinate Principal Distribution Amount for such Distribution Date, except as provided in Section 5.02(c), until the Certificate Principal Balance thereof has been reduced to zero;

                      (M) to the Class B5 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class's allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

                      (N) to the Class B5 Certificates, any Interest Shortfall for such Class on such Distribution Date;

                      (O) to the Class B5 Certificates, in reduction of the Certificate Principal Amount thereof, such Class's Subordinate Class Percentage of each Subordinate Principal Distribution Amount for such Distribution Date, except as provided in Section 5.02(c), until the Class Principal Balance thereof has been reduced to zero;

                      (P) to the Class B6 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class's allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

                      (Q) to the Class B6 Certificates, any Interest Shortfall for such Class on such Distribution Date; and

                      (R) to the Class B6 Certificates, in reduction of the Certificate Principal Amount thereof, such Class's Subordinate Class Percentage of each Subordinate Principal Distribution Amount for such Distribution Date, except as provided in Section 5.02(c), until the Certificate Principal Balance thereof has been reduced to zero.

         (b) Net Prepayment Interest Shortfalls for each Loan Pool shall be allocated among the Certificates and Components of the related Certificate Group (other than any related Principal Only Certificates) pro rata based on (i) in the case of the related Non-APO Senior Certificates, the Accrued Certificate Interest otherwise distributable thereon, and (ii) in the case of the Subordinate Certificates, interest accrued on the related Apportioned Principal Balances.

         (c) (i) If on any Distribution Date the Credit Support Percentage for the Class B1 Certificates is less than the Original Credit Support Percentage for such Class, then, notwithstanding anything to the contrary in Section 5.02(a), no distribution of amounts described in clauses (ii) and (iii) of the

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definition of Subordinate Principal Distribution Amount will be made in respect of the Class B2, Class B3, Class B4, Class B5 or Class B6 Certificates on such Distribution Date. (ii) If on any Distribution Date the Credit Support Percentage for the Class B2 Certificates is less than the Original Credit Support Percentage for such Class, then, notwithstanding anything to the contrary in Section 5.02(a), no distribution of amounts described in clauses
(ii) and (iii) of the definition of Subordinate Principal Distribution Amount will be made in respect of the Class B3, Class B4, Class B5 or Class B6 Certificates on such Distribution Date. (iii) If on any Distribution Date the Credit Support Percentage for the Class B3 Certificates is less than the Original Credit Support Percentage for such Class, then, notwithstanding anything to the contrary in Section 5.02(a), no distribution of amounts described in clauses (ii) and (iii) of the definition of Subordinate Principal Distribution Amount will be made in respect of the Class B4, Class B5 or Class B6 Certificates on such Distribution Date. (iv) If on any Distribution Date the Credit Support Percentage for the Class B4 Certificates is less than the Original Credit Support Percentage for such Class, then, notwithstanding anything to the contrary in Section 5.02(a), no distribution of amounts described in clauses (ii) and (iii) of the definition of Subordinate Principal Distribution Amount will be made in respect of the Class B5 or Class B6 Certificates on such Distribution Date. (v) If on any Distribution Date the Credit Support Percentage for the Class B5 Certificates is less than the Original Credit Support Percentage for such Class, then, notwithstanding anything to the contrary in Section 5.02(a), no distribution of amounts described in clauses (ii) and (iii) of the definition of Subordinate Principal Distribution Amount will be made in respect of the Class B6 Certificates on such Distribution Date.

         Any amount not distributed in respect of any Class on any Distribution Date pursuant to the immediately preceding paragraph will be allocated among the remaining Subordinate Classes in proportion to their respective Certificate Principal Amounts.

         (d) On each Distribution Date, the Trustee shall distribute to the Holder of the Class O Certificate any amounts remaining in the FASIT for such Distribution Date after application of all amounts described in paragraph (a) of this Section 5.02. Any distributions pursuant to this paragraph (d) shall not reduce the Class Principal Amount of the Class O Certificate.

         (e) Any Net Simple Interest Excess for any Distribution Date shall be deposited into the Simple Interest Reserve Fund. The Trustee shall withdraw from the Simple Interest Reserve Fund an amount equal to any Net Simple Interest Shortfall for any Distribution Date for distribution to Certificateholders pursuant to Section 5.02(a)(i) and (ii) hereof. If the amount on deposit in the Simple Interest Reserve Fund is insufficient to cover the Net Simple Interest Shortfall for any Distribution Date, the Trustee shall cause the Servicer to make an advance equal to the amount of such insufficiency pursuant to the Servicing Agreement. The Servicer shall be entitled to be reimbursed from any Net Simple Interest Excess for subsequent Distribution Dates on deposit in the Simple Interest Reserve Fund.

         Section 5.03. Allocation of Realized Losses.

         (a) On any Distribution Date, (x) the applicable APO Percentage of the principal portion of each Realized Loss (other than any Excess Loss) in respect of an Assistance Loan in each Loan Pool will be allocated to the related Class of Principal Only Certificates until the Class Principal Amount thereof has been reduced to zero; and (y) the applicable Non-APO Percentage of the principal portion of each Realized Loss (other than any Excess Loss) in respect of an Assistance Loan shall be allocated in the following order of priority:

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                  first, to the Class B6 Certificates, until the Class Principal
         Amount thereof has been reduced to zero;

                  second, to the Class B5 Certificates, until the Class Principal Amount thereof has been reduced to zero;

                  third, to the Class B4 Certificates, until the Class Principal Amount thereof has been reduced to zero;

                  fourth, to the Class B3 Certificates, until the Class Principal Amount thereof has been reduced to zero;

                  fifth, to the Class B2 Certificates, until the Class Principal Amount thereof has been reduced to zero;

                  sixth, to the Class B1 Certificates, until the Class Principal Amount thereof has been reduced to zero; and

                  seventh, to the Classes of Senior Certificates or Components of the related Certificated Group, pro rata, in accordance with their Class Principal Amounts or Component Principal Amounts; provided, that any such loss allocated to any Class of Accrual Certificates shall be allocated (subject to Section 5.03(c)) on the basis of the lesser of
         (x) the Class Principal Amount thereof immediately prior to the applicable Distribution Date and (y) the Class Principal Amount thereof on the Closing Date (as reduced by any Realized Losses previously allocated thereto).

         (b) With respect to any Distribution Date, the applicable Non-APO Percentage of the principal portion of any Excess Loss in respect of an Assistance Loan shall be allocated, pro rata, to the Subordinate Certificates and the Group 1 Certificates, Group 2 Certificates and Group 3 Certificates (without regard to whether the Realized Loss was realized by Pool 1, Pool 2 or Pool 3) on the basis of the Apportioned Principal Balances of the Classes of Subordinate Certificates and Class Principal Amounts of the Senior Certificates; provided, that any such loss allocated to any Class of Accrual Certificates (and any Accrual Component) shall be allocated (subject to Section 5.03(c)) on the basis of the lesser of (x) the Class Principal Amount thereof immediately prior to the applicable Distribution Date and (y) the Class Principal Amount thereof on the Closing Date (as reduced by any Realized Losses previously allocated thereto). The applicable APO Percentage of the principal portion of an Excess Loss in a Loan Pool will be applied to the related Component of the Class APO Certificates until the Component Principal Amount thereof has been reduced to zero.

         (c) Any Realized Losses allocated to a Class of Certificates pursuant to Section 5.03(a) or (b) shall be allocated among the Certificates of such Class in proportion to their respective Certificate Principal Amounts. Any allocation of Realized Losses pursuant to this paragraph (c) shall be accomplished by reducing the Certificate Principal Amount of the related Certificates on the related Distribution Date in accordance with Section 5.03(d).

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         (d) Realized Losses allocated in accordance with this Section 5.03 shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date, except that the aggregate amount of Realized Losses to be allocated to the Principal Only Certificates on such Distribution Date will be taken into account in determining distributions in respect of any related Component Deferred Amount for such date.

         (e) On each Distribution Date, the Subordinate Certificate Writedown Amount for such date shall effect a corresponding reduction in the Certificate Principal Amount of the lowest ranking Class of outstanding Subordinate Certificates, which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

         (f) In the event that there is a recovery of an amount in respect of principal of an Assistance Loan, which amount had previously been allocated as a Realized Loss to one or more Classes of Certificates, each outstanding Class to which any portion of such Realized Loss had previously been allocated shall be entitled to receive, on the Distribution Date in the month following the month in which such recovery is received, its pro rata share (based on the Class Principal Amount thereof) of such recovery, up to the amount of the portion of such Realized Loss previously allocated to such Class. In the event that the total amount of such recovery exceeds the amount of Realized Loss allocated to the outstanding Classes in accordance with the preceding provisions, each outstanding Class of Certificates shall be entitled to receive its pro rata share of the amount of such excess, up to the amount of any unrecovered Realized Loss previously allocated to such Class. Any such recovery allocated to a Class of Certificates shall not further reduce the Certificate Principal Amount of such Certificate. Any such amounts not otherwise allocated to any Class of Certificates, pursuant to this subsection shall be treated as Principal Prepayments for purposes of this Agreement.

         Section 5.04. Advances by the Trustee.

         (a) Advances shall be made in respect of each Remittance Date as provided in the Servicing Agreement and herein. If, on any Determination Date, the Servicer determines Monthly Payments have not been received during the related Collection Period, the Servicer shall advance such amount, less an amount, if any, to be set forth in an Officer's Certificate to be delivered to the Trustee on such Determination Date, in accordance with the terms of the Servicing Agreement. If the Servicer determines that an Advance is required, it will on the Remittance Date immediately following such Determination Date remit to the Trustee from its own funds for deposit in the Certificate Account immediately available funds in an amount equal to such Advance. The Servicer shall be entitled to be reimbursed from the Certificate Account for all Advances made by it as provided in Section 4.04.

         (b) In the event that the Servicer fails for any reason to make an Advance required to be made pursuant to the Servicing Agreement on or before the related Remittance Date, the Trustee, solely in its capacity as successor Servicer pursuant to Section 6.14, shall, on or before the related Distribution Date, deposit in the Certificate Account an amount equal to the excess of (a) Advances required to be made by the Servicer that would have been deposited in

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

such Certificate Account over (b) the amount of any Advance made by the Servicer with respect to such Distribution Date; provided, however, that the Trustee shall be required to make such Advance only if it is not prohibited by law from doing so and it has determined that such Advance would be recoverable from amounts to be received with respect to such Assistance Loan, including late payments, Liquidation Proceeds, Insurance Proceeds, or otherwise. The Trustee shall be entitled to be reimbursed from the Certificate Account for Advances made by it pursuant to this Section 5.04 as if it were the Servicer.

                                   Article VI

                             CONCERNING THE TRUSTEE;
                                EVENTS OF DEFAULT

         Section 6.01. Duties of Trustee.

         (a) The Trustee, except during the continuance of an Event of Default (of which a Responsible Officer of the Trustee shall have actual knowledge) undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Trustee provided for in this Agreement shall not be construed as a duty of the Trustee. If an Event of Default (of which a Responsible Officer of the Trustee shall have actual knowledge) has occurred and has not otherwise been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs

         (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished to the Trustee pursuant to this Agreement, and shall not be required to recalculate or verify any numerical information furnished to the Trustee pursuant to this Agreement.

         (c) The Trustee shall not have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct. No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or direction of Holders of Certificates as provided in Section 6.18 hereof;

                  (ii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default (other than resulting from a failure by the Servicer (i) to remit funds (or to make Advances) or (ii) to furnish information to the Trustee when required to do so) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Holders of the Certificates and this Agreement;

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

                  (iii) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

         (d) The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Assistance Loan hereunder; provided, however, that the Trustee shall use its best efforts to remit to the Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property or other property to which such document relates is a Mortgaged Property or is collateral securing an Assistance Loan.

         (e) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Agreement.

         (f) Subject to Section 4.04, the Trustee shall not be held liable by reason of any insufficiency in any account held by or on behalf of the Trustee resulting from any investment loss on any Eligible Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

         (g) Except as otherwise provided herein, the Trustee shall have no duty
(A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, re-filing or re-depositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Certificate Account, or (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

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

         (h) The Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

         (i) Notwithstanding anything in this Agreement to the contrary, the Trustee shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

         Section 6.02. Certain Matters Affecting the Trustee.

         Except as otherwise provided in Section 6.01:

                  (i) The Trustee may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors, Opinion of Counsel or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (iv) Unless an Event of Default shall have occurred and be continuing, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by Holders of at least a majority in Class Principal Amount (or Class Notional Amount) of each Class of Certificates; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to proceeding. The reasonable expense thereof shall be paid by the Holders requesting such investigation;

                  (v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, or attorneys, which agents, custodians or attorneys shall have any and all of the rights, powers, duties and

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

         obligations of the Trustee conferred on them by such appointment provided that the Trustee shall continue to be responsible for its duties and obligations hereunder to the extent provided herein, and provided further that the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by the Trustee;

                  (vi) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, in each case at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

                  (vii) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

                  (viii) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

         Section 6.03. Trustee Not Liable for Certificates.

         The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Assistance Loan, or related document save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Assistance Loans to the Trust Fund by the Depositor or for the use or application of any funds deposited into the Certificate Account, any Escrow Account or any other fund or account maintained with respect to the Certificates. The Trustee shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

         Section 6.04. Trustee May Own Certificates.

         The Trustee and any Affiliate or agent of the Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust with the other parties hereto with the same rights it would have if it were not Trustee or such agent.

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

         Section 6.05. Eligibility Requirements for Trustee.

         The Trustee hereunder shall at all times be (i) an institution insured by the FDIC and (ii) a corporation or national banking association, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time either the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.06.

         Section 6.06. Resignation and Removal of Trustee.

         (a) The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the resigning Trustee one copy to the successor trustee and one copy to the Servicer. If no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         (b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.05 and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located, or (iv) the continued use of the Trustee would result in a downgrading of the rating by the Rating Agencies of any Class of Certificates with a rating, then the Depositor shall remove the Trustee and appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy to the successor trustee and one copy to the Servicer.

         (c) The Holders of more than 50% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates may at any time upon 30 days' written notice to the Trustee and the Depositor remove the Trustee by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor, one copy to the Trustee so removed and one copy to the Servicer; the Depositor shall thereupon use its best efforts to appoint a mutually acceptable successor trustee in accordance with this Section.


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

         (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 6.07.

         Section 6.07. Successor Trustee.

         (a) Any successor trustee appointed as provided in Section 6.06 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee (or assign to the Trustee its interest under each Custodial Agreement, to the extent permitted thereunder) all Loan Files and documents and statements related to each Loan Files held by it hereunder, and shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the record or copies thereof maintained by the predecessor trustee in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the predecessor trustee shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee as applicable all such rights, powers, duties and obligations.

         (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee shall be eligible under the provisions of Section 6.05.

         (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the predecessor trustee shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies. The expenses of such mailing shall be borne by the predecessor trustee.

         (d) Notice of any appointment pursuant to this Section 6.07 shall be given to the Holders of the Class A1 Certificates.

         Section 6.08. Merger or Consolidation of Trustee.

         Any Person into which the Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Persons succeeding to the business of the Trustee shall be the successor to the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that such Person shall be eligible under the provisions of Section 6.05.

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

         Section 6.09. Appointment of Co-Trustee, Separate Trustee or Custodian.

         (a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or the Certificateholders evidencing more than 50% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates shall each have the power from time to time to appoint one or more Persons to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Assistance Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by the Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing an Assistance Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing an Assistance Loan is located or in any state in which any portion of the Trust Fund is located. The separate Trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The obligation of the Trustee to make Advances pursuant to Section 5.04 and 6.14 hereof shall not be affected or assigned by the appointment of a co-trustee.

         (b) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

             (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

             (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

             (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

             (iv) the Trustee or the Certificateholders evidencing more than 50% of the Aggregate Voting Interests of the Certificates may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

         (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

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

         (d) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. The Trustee shall not be responsible for any action or inaction of any separate trustee, co-trustee or custodian. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         (e) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
6.05 hereunder and no notice to Certificateholders of the appointment shall be required under Section 6.07 hereof.

         (f) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

         (g) The Trustee shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 6.12 hereof (which compensation shall not reduce any compensation payable to the Trustee under such Section).

         Section 6.10. Authenticating Agents.

         (a) The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

         (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

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         (c) Any Authenticating Agent may at any time resign by giving at least
30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.10. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee. Any Authenticating Agent shall be entitled to reasonable compensation for its services and, if paid by the Trustee, it shall be a reimbursable expense pursuant to Section 6.12.

         Section 6.11. Indemnification of Trustee.

         The Trustee and its directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred without negligence or willful misconduct on their part (it being understood that the negligence or willful misconduct of any Custodian shall not constitute negligence or willful misconduct on the part of the Trustee or its directors, officers, employees, or agents for such purpose), arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or in connection with the performance of the Trustee's duties hereunder or under any Servicing Agreement or Custodial Agreement, including any applicable fees and expenses payable pursuant to Section 6.12 and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

             (i) with respect to any such claim, the Trustee shall have given the Depositor and the Holders written notice thereof promptly after the Trustee shall have knowledge thereof; provided that failure to so notify shall not relieve the Trust Fund of the obligation to indemnify the Trustee;

             (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Depositor in preparing such defense; and

             (iii) notwithstanding anything to the contrary in this Section 6.11, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

         The provisions of this Section 6.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

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         Section 6.12. Compensation of the Trustee.

         The Trustee shall be entitled to (i) receive, and is authorized to pay to itself the amount of income or gain earned from the investment of funds in the Certificate Account and (ii) reimbursement of all reasonable expenses, disbursements and advancements incurred or made by the Trustee in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment and all fees or expenses of any co-trustee appointed pursuant to Section 6.09), except any such expenses arising from its negligence, bad faith or willful misconduct. The Custodian shall be compensated as separately agreed with the Depositor.

         Section 6.13. Collection of Monies.

         Except as otherwise expressly provided in this Agreement, the Trustee may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee pursuant to this Agreement. The Trustee shall hold all such money and property received by it as part of the Trust Fund and shall distribute it as provided in this Agreement. If the Trustee shall not have timely received amounts to be remitted with respect to the Assistance Loans from the Servicer, the Trustee shall request the Servicer to make such distribution as promptly as practicable or legally permitted. If the Trustee shall subsequently receive any such amount, it may withdraw such request.

         Section 6.14. Trustee To Act; Appointment of Successor.

         (a) If an Event of Default shall occur, then, in each and every case, subject to applicable law, so long as any such Event of Default shall not have been remedied within any period of time prescribed by the Servicing Agreement, the Trustee, by notice in writing to the Servicer (with a copy to the Holders of the Class A1 Certificates) may, and shall, if so directed by Certificateholders evidencing more than 50% of the Aggregate Voting Interests, terminate all of the rights and obligations of the Servicer under the Servicing Agreement and in and to the Assistance Loans and the proceeds thereof. Notwithstanding the foregoing, a majority (by principal balance of the Class A1 Certificates) of the Holders of the Class A1 Certificates may unilaterally direct the Trustee to terminate the rights and obligations of the Servicer under the Servicing Agreement pursuant to this Section 6.14, so long as the Class A1 Certificates are outstanding. Within 90 days following the receipt by the Servicer of such written notice, all authority and power of the Servicer, and only in its capacity as Servicer under the Servicing Agreement, whether with respect to the Assistance Loans or otherwise, shall pass to and be vested in the Trustee, unless another servicer shall have been appointed, pursuant to and under the terms of the Servicing Agreement; and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Assistance Loans and related documents or otherwise.

         If any Event of Default shall occur, the Trustee, upon a Responsible Officer becoming aware of the occurrence thereof, shall promptly notify the Rating Agencies and the Holders of the Class A1 Certificates of the nature and extent of such Event of Default. The Trustee shall immediately give written notice to the Servicer upon such Servicer's failure to remit funds on the Remittance Date. The Holders of the Class A1 Certificates may give notices to the Servicer (with a copy to the Trustee) upon the occurrence of an Event of Default.

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         (b) On and after the time the Servicer (with a copy to the Holders of the Class A1 Certificates) receives a notice of termination from the Trustee pursuant to Section 6.14(a) or the Trustee receives the resignation of the Servicer evidenced by an Opinion of Counsel pursuant to the applicable provisions of the Servicing Agreement, the Trustee, unless another servicer shall have been appointed, shall be the successor in all respects to the Servicer in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Servicer under the Servicing Agreement, including the obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Servicer's failure to provide information required by the Servicing Agreement shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no responsibility for any act or omission of the Servicer prior to the issuance of any notice of termination. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability herein granted to the Servicer. As compensation therefor, the Trustee shall be entitled to receive all compensation payable to the Servicer under the Servicing Agreement, including the applicable portion of the Servicing Fee.

         (c) Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor servicer as are set forth in the Servicing Agreement, as the successor to such Servicer in the assumption of all of the responsibilities, duties or liabilities of a servicer, like the Servicer. The majority of the Holders of the Class A1 Certificates (so long as the Class A1 Certificates are outstanding) may direct the Trustee to retain a successor to the Servicer; provided that such successor Servicer must be acceptable to the Trustee. Any entity designated by the Trustee as a successor servicer may be an Affiliate of the Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor servicer, the Trustee, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Trust Fund for such Affiliate's actions and omissions in performing its duties hereunder. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Assistance Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Servicer. The Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith. The Trustee shall be entitled to be reimbursed from the Servicer (or by the Trust Fund if the Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to service the Assistance Loans properly and effectively. The Servicer shall cooperate with the Trustee and any successor


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servicer in effecting the termination of the Servicer's responsibilities and rights hereunder including, without limitation, notifying Borrowers of the assignment of the servicing functions and providing the Trustee and successor servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Servicer's functions hereunder and the transfer to the Trustee or such successor servicer, as applicable, all amounts which shall at the time be or should have been deposited by the Servicer in the Certificate Account and any other account or fund maintained with respect to the Certificates or thereafter be received with respect to the Assistance Loans. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Servicer to cooperate as required by the Servicing Agreement, (iii) the failure of the Servicer to deliver the Assistance Loan data to the Trustee as required by the Servicing Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Servicer.

         (d) Notwithstanding the foregoing, the parties hereto agree that the Trustee, in its capacity as successor Servicer, immediately will assume all of the obligations of the Servicer to make Advances and the Trustee will assume the other duties of the Servicer as soon as practicable, but in no event later than 90 days after the Trustee becomes successor Servicer. Notwithstanding the foregoing, the Trustee, in its capacity as successor Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts.

         Section 6.15. Additional Remedies of Trustee Upon Event of Default.

         During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 6.14, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

         Section 6.16. Waiver of Defaults.

         More than 50% of the Aggregate Voting Interests of Certificateholders may waive any default or Event of Default by the Servicer in the performance of its obligations under the Servicing Agreement, except that a default in the making of any required deposit to the Certificate Account that would result in a failure of the Trustee to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the affected Certificateholders. Notwithstanding the foregoing, so long as the Class A1 Certificates are outstanding, the Holders of the Class A1 Certificates must consent prior to a waiver of an Event of Default. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

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         Section 6.17. Notification to Holders.

         Upon termination of the Servicer or appointment of a successor to the Servicer, in each case as provided herein, the Trustee shall promptly mail notice thereof by first class mail to the Certificateholders at their respective addresses appearing on the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to a Responsible Officer of the Trustee, give written notice thereof to Certificateholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

         Section 6.18. Directions by Certificateholders and Duties of Trustee During Event of Default.

         Subject to the provisions of Section 8.01 hereof, during the continuance of any Event of Default, Holders of Certificates evidencing not less than 25% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Servicer or any successor servicer from its rights and duties as servicer under the Servicing Agreement) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, subject to the provisions of
Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

         Section 6.19. Action Upon Certain Failures of the Servicer and Upon Event of Default.

         In the event that the Responsible Officer of Trustee shall have actual knowledge of any action or inaction of the Servicer that would become an Event of Default upon the Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Servicer.

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                                  Article VII

                            PURCHASE AND TERMINATION
                                OF THE TRUST FUND

         Section 7.01. Purchase of Assistance Loans; Termination of Trust Fund Upon Purchase or Liquidation of All Assistance Loans.

         (a) The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to Certificateholders as set forth in Section 7.02) shall terminate on the earlier of (i) the final payment or other liquidation of the last Assistance Loan remaining in the Trust Fund and the disposition of all REO Property or other collateral and (ii) the sale of the property held by the Trust Fund in accordance with Section 7.01(b); provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof.

         (b) On any Distribution Date occurring after the date on which the Aggregate Principal Balance of the Assistance Loans is less than 5% of the Cut-off Date Aggregate Principal Balance, the Servicer may or (in the event the Servicer elects not to) the Holders of the Class A1 Certificates may (provided such Holders of the Class A1 Certificates provide an Opinion of Counsel that such sale will not (i) result in a prohibited transaction under Section 860L(e)(2) of the Code or (ii) cause the FASIT established hereunder to fail to qualify as a FASIT at any time that any Certificates are outstanding), with respect to the Mortgage Loans in Pool 1, upon 15 Business Day prior written direction to the Trustee, cause (i) the Trustee to sell (or arrange for the sale of) the assets of the Trust Fund to the Servicer or the Holder of the Class A1 Certificates, as the case may be, and (ii) the Trust Fund to adopt a plan of complete liquidation pursuant to Section 7.03(a) hereof to sell all of its property. The property of the Trust Fund shall be sold at a price (the "Termination Price") equal to: (i) 100% of the unpaid principal balance of each Assistance Loan on the day of such purchase plus interest accrued thereon at the applicable Loan Rate with respect to any Assistance Loan to the date of receipt of payment in the Collection Period immediately preceding the related Distribution Date to the date of such repurchase, (ii) the fair market value of any REO Property and any other property held by the FASIT, such fair market value to be determined by an appraiser or appraisers appointed by the Servicer with the consent of the Trustee and (iii) any unreimbursed Servicing Advances with respect to each Assistance Loan.

         Section 7.02. Procedure Upon Termination of Trust Fund.

         (a) Notice of any termination pursuant to the provisions of Section 7.01, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Trustee by first class mail to Certificateholders mailed (x) no later than five Business Days after the Trustee has received notice from the Servicer of its intent to exercise its right to cause the termination of the Trust Fund pursuant to Section 7.01(b) or (y) upon the final payment or other liquidation of the last Assistance Loan or REO Property in the Trust Fund. Such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates of all amounts required to be distributed to Certificateholders pursuant to Section 5.02 will be made upon presentation and surrender of the Certificates at the Corporate Trust Office, and (B) that the Record Date otherwise applicable to such Distribution Date is


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not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Servicer and the Certificate Registrar at the time such notice is given to Holders of the Certificates. Upon any such termination, the duties of the Certificate Registrar with respect to the Certificates shall terminate and the Trustee shall terminate the Certificate Account, the Simple Interest Reserve Fund and any other account or fund maintained with respect to the Certificates, subject to the Trustee's obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

         (b) In the event that all of the Holders do not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps to contact the remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Certificateholder due to such Certificateholder's failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section.

         (c) Any reasonable expenses incurred by the Trustee in connection with any termination or liquidation of the Trust Fund shall be reimbursed from proceeds received from the liquidation of the Trust Fund.

         Section 7.03. Additional Trust Fund Termination Requirements.

         (a) Any termination of the Trust Fund shall be effected in accordance with the additional requirement that the Trustee shall sell all of the assets of the FASIT for cash and within 90 days of such sale, shall distribute the proceeds of such sale to the Certificateholders in complete liquidation of the FASIT, unless the Trustee seeks (at the request of the Servicer), and subsequently receives, an Opinion of Counsel (at the expense of the Servicer), addressed to the Trustee to the effect that the failure of the Trust Fund to comply with the requirements of this Section 7.03 will not (i) result in a prohibited transaction under Section 860L(e)(2) of the Code or (ii) cause the FASIT established hereunder to fail to qualify as a FASIT at any time that any Certificates are outstanding.

         (b) By its acceptance of an Ownership Certificate, each Holder thereof hereby (i) authorizes the Trustee to take the action described in paragraph (a) above and (ii) agrees to take such other action as may be necessary to facilitate liquidation of the FASIT created under this Agreement, which authorization shall be binding upon all successor Ownership Certificateholders.

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                                  Article VIII

                          RIGHTS OF CERTIFICATEHOLDERS

         Section 8.01. Limitation on Rights of Holders.

         (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or this Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (b) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Class Notional Amount) of Certificates of each Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 8.02. Access to List of Holders.

         (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

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

         (b) If three or more Holders or Certificate Owners (hereinafter referred to as "Applicants") apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants reasonable access during the normal business hours of the Trustee to the most recent list of Certificateholders held by the Trustee or shall, as an alternative, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

         (c) Every Holder or Certificate Owner, if the Holder is a Clearing Agency, by receiving and holding a Certificate, agrees with the Depositor, the Certificate Registrar and the Trustee that neither the Depositor, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

         Section 8.03. Acts of Holders of Certificates.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owner, if the Holder is a Clearing Agency, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and neither the Trustee nor the Depositor shall be affected by any notice to the contrary.

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

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee in reliance thereon, whether or not notation of such action is made upon such Certificate.

         Section 8.04. Right to Appoint Special Servicer.The Holders of the Class A1 Certificates, so long as the Class A1 Certificates are outstanding and the Class B4 Certificates are not outstanding, may appoint a special servicer acceptable to the Trustee and transfer any Mortgage Loan in Pool 1 that is 90 days or more delinquent to such special servicer for servicing.

                                   Article IX

                ADMINISTRATION AND SERVICING OF ASSISTANCE LOANS


         Section 9.01. Trustee To Retain Possession of Certain Insurance Policies and Documents.

         The Trustee shall retain possession and custody of the originals of the Primary Mortgage Insurance Policies or certificates of insurance if applicable and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full, the Trustee (or the applicable custodian as directed by the Trustee) shall also retain possession and custody of each Loan File in accordance with and subject to the terms and conditions of this Agreement.

         Section 9.02. Preparation of Tax Returns and Other Reports.

         (a) The Trustee shall prepare in accordance with the provisions of
Article X, or cause to be prepared on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, and shall file, federal tax returns and appropriate state income tax returns and such other returns as may be required by applicable law (of which the Trustee has knowledge of) relating to the Trust Fund, and shall forward copies to the Depositor of all such returns and Form 1099 information and such other information within the control of the Trustee as the Depositor may reasonably request in writing, and shall forward to each Certificateholder such forms and furnish such information within the control of the Trustee as are required by the Code and the FASIT Provisions to be furnished to them, and will prepare, to the extent that they have knowledge of applicable state requirements, and will file, annual reports (other than tax returns), if any, required by applicable state authorities, will file copies of this Agreement with the appropriate state authorities as may be required by applicable law, and will prepare and disseminate to Certificateholders Form 1099 (or otherwise furnish information within the control of the Trustee) to the extent required by applicable law.

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         (b) The Trustee shall prepare and file with the Internal Revenue
Service ("IRS"), on behalf of the FASIT established hereby, the IRS Form 8811.

         (c) Within 15 days after each Distribution Date, the Trustee shall file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2003, the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to March 30, 2003, the Trustee shall prepare or cause to be prepared Form 10Ks and Form 10-Qs (f necessary), or monthly reports on Form 8-K, in substance conforming to industry standards, on behalf of the Trust Fund as may be required by applicable law, for filing with the Securities and Exchange Commission (the "SEC"). The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Assistance Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the SEC. The Trustee agrees to use its best commercial efforts to seek to terminate such filing obligations after the period during which such filings are required under the Securities and Exchange Act of 1934. The Trustee shall have no responsibility to file any items other than those specified in this section.

         Section 9.03. Release of Loan Files.

         (a) Upon receipt from the Servicer of a certification of a Servicing Officer stating that all amounts received in connection with such payment that are required to be deposited in the Certificate Account have been or will be so deposited the Trustee or the applicable Custodian, shall promptly release the related Loan File to the Servicer and the Trustee shall have no further responsibility with regard to such Loan File. Upon any such payment in full, and the Servicer, to the extent such authority is delegated to the Servicer under the Servicing Agreement, is authorized, to give, as agent for the Trustee, as the lender under the Mortgage or security agreement that secured the Assistance Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property or other collateral subject to the Mortgage or security agreement, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefore of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Certificate Account.

         (b) From time to time and as appropriate for the servicing or foreclosure of any Assistance Loan and in accordance with Accepted Servicing Practices and the Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Trustee or the Custodian, shall, upon request of the Servicer, and delivery to the Trustee or the applicable Custodian, of a trust receipt signed by a Servicing Officer substantially in the form of Exhibit C, release the related Loan File held in its possession or control to the Servicer. Such trust receipt shall obligate the Servicer to return the Loan File to the Trustee or Custodian, as applicable, when the need therefore by the Servicer no longer exists unless the Assistance Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that herein above specified, the trust receipt shall be released by the Trustee or the Custodian, as applicable, to the Servicer.

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         Section 9.04. Holders of the Class A1 Certificates' Consent Rights.

         In the event that either (i) the Class B4 Certificates are no longer outstanding or (ii) the aggregate number of outstanding amended, waived or modified Mortgage Loans in Pool 1 exceeds 5% of the number of Mortgage Loans in Pool 1 as of the Cut-off Date, the Holders of the Class A1 Certificates shall, so long as the Class A1 Certificates are outstanding, have the right to cause the Trustee to exercise its right to consent to any amendment, waiver or modification of any Mortgage Loan in Pool 1 by the Servicer.

                                   Article X

                              fasit ADMINISTRATION

         Section 10.01. FASIT Status of the Trust Fund.

         (a) The Depositor, the Trustee and the Initial Class O Certificateholder intend that the Trust Fund (net of the Simple Interest Reserve
Fund) qualify as a FASIT within the meaning of Section 860L(a) of the Code. Accordingly, the Depositor, the Trustee and the Initial Class O Certificateholder shall cause a FASIT election to be made with respect to the Trust Fund (net of the Simple Interest Reserve Fund) for federal income tax purposes as provided in Section 860L(a)(3) of the Code and, to the extent required, shall make any necessary election under applicable state law. Unless otherwise required by the FASIT Provisions, the FASIT election will be made by the Initial Class O Certificateholder by attaching a statement to its timely filed (including extensions thereof) federal income tax return (or on the consolidated federal income tax return filed by the affiliated group in which the Initial Class O Certificateholder is a member) for the taxable year of the Initial Class O Certificateholder in which the Startup Day, as described below, occurs or in any other year as required by the FASIT Provisions (such federal income tax return, the "Initial Return"). Unless otherwise provided in the FASIT Provisions, the statement shall include the name of the Trust Fund, the address of the Trustee, as specified in Section 11.07, and the Taxpayer Identification Number of the Trust Fund (or a statement that such number has been applied for). In addition, the Initial Class O Certificateholder shall attach as exhibits to the statement, a copy of the Prospectus and a copy of this Agreement. The statement shall be signed by the Initial Class O Certificateholder and the Trustee. On or before the due date of the Initial Return, the Initial Class O Certificateholder shall provide to the Trustee an affidavit to the effect that it has complied with its obligation provided in this Section 10.01 to make a proper and timely FASIT election with respect to the FASIT intended to be formed hereby.

         (b) Each of the Certificates other than the Class O, Class AIO, Class APO, Class B4, Class B5 and Class B6 Certificates is hereby designated as a "regular interest" in the FASIT within the meaning of Section 860L(b)(1)(A) of the Code. Each Class AIO, Class APO, Class B4, Class B5 and Class B6 Certificate is hereby designated as a "high-yield interest" in the FASIT within the meaning of Section 860L(b)(1)(B) of the Code. The Class O Certificate is hereby designated as the sole class of "ownership interest" within the meaning of
Section 860L(b)(2) of the Code.

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         (c) The Depositor, the Trustee and the Initial Class O
Certificateholder each hereby covenants and agrees, and each transferee of the Class O Certificate shall covenant and agree as a condition of owning the Class O Certificate, that each such person shall exercise reasonable care not to allow the creation of any interest in the FASIT that is not a regular interest within the meaning of Section 860L(b)(1) of the Code or that would cause the FASIT constituted by the Trust Fund (exclusive of the Simple Interest Reserve Fund) to have more than a single ownership interest within the meaning of Section 860L(b)(2) of the Code.

         (d) The Closing Date is hereby designated as the "startup day" of the FASIT within the meaning of Section 860L(d)(1) of the Code.

         (e) Unless otherwise required by the FASIT Provisions, and unless otherwise provided herein, the Trustee on behalf of the Holder of the Class O Certificate shall prepare, execute and file, or cause to be prepared, executed, and filed, any and all tax returns and information returns required to be filed by the FASIT under the FASIT Provisions. The expenses of preparing and filing such returns shall be borne by the Trustee.

         (f) [Reserved]

         (g) The Trustee shall at its own expense, for federal income tax purposes, maintain books and records with respect to the FASIT on an accrual basis and a taxable year corresponding to the taxable year of the Holder of the Class O Certificate. In addition, upon request, the Trustee shall provide the Holder of the Class O Certificate information on the books and records of the FASIT needed by such Holder in its preparation of information returns, Internal Revenue Service Forms, and other similar forms that may be required to be prepared and filed by the Holder of the Class O Certificate with respect to the FASIT or with respect to the Certificates.

         (h) The Holder of the Class O Certificate shall represent the Trust Fund in any audit or any administrative proceeding with respect to the Trust Fund that involves the IRS or state tax authorities. Except as otherwise provided herein, the Holder of the Class O Certificate shall pay out of its own funds any tax-related expenses of the Trust Fund (including, but not limited to, expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities).

         (i) The Trustee shall make available to Certificateholders the information specified in Treas. Reg. ss.1.6049- 7, in the time and manner required thereby. For information reporting purposes required by the Code, the prepayment assumption that will be used in determining the rate or accrual or original issue discount, market discount and premium, if any, will be a rate equal to 12% constant payment rate ("CPR") for the Class A1, Class A3 and Class AIO Certificates and 9% CPR for the Class A2, Class APO and Subordinate Certificates.

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         (j) The Trustee and the Holders of Certificates shall take any action or cause the FASIT to take any action necessary to create or maintain the status of the Trust Fund (exclusive of the Simple Interest Reserve Fund) as a FASIT under the FASIT Provisions and shall assist each other as necessary to create or maintain such status. None of the Depositor, the Trustee or the Class O Certificateholder shall take (or cause the Trust Fund to take) any action or fail to take (or fail to cause to be taken) any action within their respective control and within the scope of their respective duties under this Agreement knowing that such action or inaction would, under the FASIT Provisions, if taken or not taken, as the case may be, (A) adversely affect the status of the Trust Fund (exclusive of the Simple Interest Reserve Fund) as a FASIT or (B) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860L(e) of the Code) (any such adverse impact or imposition, an "Adverse FASIT Event"), unless the Trustee has obtained or received an Opinion of Counsel (at the expense of the party requesting such action) to the effect that the contemplated action or inaction will not result in an Adverse FASIT Event. In addition, prior to taking any action with respect to the FASIT or the assets therein, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of an Ownership Certificate shall consult with the Trustee, or their respective designees, in writing, with respect to whether such action could cause an Adverse FASIT Event to occur with respect to the FASIT, and no such Person shall take any such action or cause the FASIT to take any such action as to which the Trustee has advised it in writing that an Adverse FASIT Event could occur.

         (k) The Depositor and the Initial Class O Certificateholder agree to cooperate with the Trustee in providing any information necessary for the preparation of any and all tax returns and information returns required under the FASIT Provisions or the Code. In particular, within 10 days following the Closing Date, the Depositor shall provide the issue price and the yield to maturity for all FASIT regular interests issued pursuant to this Agreement (including the regular interests referred to in Section 10.01(b)). Upon any sale or other transfer of the Class O Certificate, the new Holder thereof shall agree to provide to the Trustee, upon request, the fair market value of the FASIT assets as of the date of any such sale or other transfer.

         (l) Upon the request of any Rating Agency, the Trustee shall deliver to such Rating Agency an Officer's Certificate stating the Trustee's compliance with the provisions of this Section 10.01 applicable to it.

         (m) Upon the written request of the Holders of the Class A1 Certificates, the Trustee shall use its best efforts to arrange for a legal opinion to such Holders (at the expense of Fannie Mae) to the effect that certain actions taken by the Trustee on behalf of the Trust Fund do not violate the FASIT Provisions.

         Section 10.02. Prohibited Transactions and Activities.

         Neither the Depositor nor the Trustee shall sell, dispose of, or substitute for any of the Assistance Loans, except in a disposition pursuant to
(i) the foreclosure of a Mortgage Loan or Assistance Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the FASIT pursuant to Article VII of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or
(v) a repurchase of Assistance Loans pursuant to Article II of this Agreement, nor acquire any assets for the FASIT, nor sell or dispose of any investments in the Certificate Account for gain, nor accept any contributions to the FASIT after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of the Trust Fund (exclusive of the Simple Interest Reserve
Fund) as a FASIT or of the Certificates other than the Ownership Certificates as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) result in a prohibited transaction pursuant to the FASIT Provisions.

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         Section 10.03. Subsequently Issued FASIT Provisions.

         In order to facilitate the FASIT's compliance with the FASIT Provisions, the Depositor, the Trustee and each Certificateholder agree that, insofar as the rights or responsibilities of any of the Depositor, the Trustee or any Certificateholder, or actions required to be taken by any such person, are required to be modified as a result of the promulgation of proposed, temporary, or final FASIT Provisions or other applicable authority, based upon the advice of counsel, the Depositor, Trustee and each Certificateholder agree
(i) to enter into any amendments to this Agreement that are required to bring this Agreement into compliance with such regulation or other authority and/or to allow the Trust Fund (exclusive of the Simple Interest Reserve Fund) to continue to be classified as a FASIT for federal income tax purposes or (ii) to take such actions or refrain from taking such actions pursuant to the terms of this Agreement in a manner consistent with such regulations or other authority necessary to maintain the status of the Trust Fund (exclusive of the Simple Interest Reserve Fund) as a FASIT or to prevent the occurrence of an Adverse FASIT Event.

         Section 10.04. Taxation of the Class O Certificateholder.

         The Class O Certificateholder agrees to treat, for federal income tax purposes under the FASIT Provisions, the assets of the FASIT as though such assets were held directly by it, and agrees to treat all assets, liabilities and items of income, gain, deduction, loss and credit of the FASIT as assets, liabilities and items of income, gain, deduction, loss and credit (as the case may be) of the Holder of the Class O Certificate.

         Section 10.05. Withholding Tax.

         If any federal withholding tax is imposed on any payment to a Certificateholder, such withholding tax shall reduce the amount otherwise payable to such Certificateholder in accordance with this Section. The Trustee agrees, to the extent required by the Code, to withhold from each payment due hereunder, United States withholding taxes at the appropriate rate, and, on a timely basis, to deposit such amounts with an authorized depository and make such returns, filings and other reports in connection therewith as are required by the Code. Any Certificateholder organized under the laws of a jurisdiction outside the United States shall, on or prior to the date such Certificateholder becomes a Certificateholder, (a) so notify the Trustee and (b)(i) provide the Trustee with Internal Revenue Service Form W-8BEN (or similar forms), or (ii) notify the Trustee that it is not entitled to an exemption from United States withholding tax or a reduction in the rate thereof on payments of interest. Any such Certificateholder agrees by its acceptance of a Certificate, on an ongoing basis, to provide like certification for each taxable year and to notify the Trustee should subsequent circumstances arise affecting the information provided to the Trustee in clauses (a) and (b) above. The Trustee shall be fully protected in relying upon, and each Certificateholder by its acceptance of a Certificate agrees to indemnify and hold the Trustee harmless against all claims or liability of any kind arising in connection with or related to the Trustee's


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reliance upon, any documents, forms or information provided by any
Certificateholder to the Trustee. In addition, if the Trustee has not withheld taxes on any payment made to any Certificateholder, and the Trustee is subsequently required to remit to any taxing authority any such amount not withheld, such Certificateholder shall return such amount to the Trustee upon written demand by the Trustee. The Trustee shall be liable only for direct (but not consequential) damages to any Certificateholder due to the Trustee's violation of the Code and only to the extent such liability is caused by the Trustee's gross negligence or willful misconduct. The amount of any withholding tax imposed on any distributions to a Certificateholder shall be treated as cash distributed to the Certificateholder at the time it is so withheld and remitted to the appropriate taxing authority. If withholding tax might be payable on a payment to a Non-U.S. Person, the Trustee may in its sole discretion withhold an appropriate amount to cover such possibility.

         Section 10.06. REO Property.

         (a) Notwithstanding any other provision of this Agreement, the Trustee hereunder, shall not (except to the extent provided in the Servicing Agreement) permit the Servicer to, rent, lease, or otherwise earn income on behalf of the FASIT with respect to any REO Property which might cause such REO Property to fail to qualify as "foreclosure property" within the meaning of section 860L(c)(1)(C) of the Code or result in the receipt by the FASIT of any income from "prohibited transactions" within the meaning of section 860L(e)(2) of the Code unless the Servicer has advised the Trustee in writing to the effect that, under the FASIT Provisions, such action would not adversely affect the status of the FASIT as a FASIT and any income generated thereby would not constitute income from a prohibited transaction.

         (b) The Trustee shall, or (to the extent provided in the Servicing Agreement) cause the Servicer to make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Trustee shall, or shall cause the Servicer to, dispose of any REO Property within three years from the end of the calendar year of its acquisition by the FASIT unless the Trustee has received a grant of extension from the Internal Revenue Service to the effect that, under the FASIT Provisions, the FASIT may hold REO Property for a longer period without adversely affecting the FASIT status of the FASIT or causing the imposition of a federal tax upon the FASIT. If the Trustee has received such an extension, then (a) the Trustee shall provide a copy of such extension to the Servicer and (b) the Trustee shall cause the Servicer to continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If the Trustee has not received such an extension and the Servicer, acting on behalf of the Trustee hereunder is unable to sell the REO Property within 33 months after its acquisition by the FASIT or if the Trustee has received such an extension, and the Servicer acting on behalf of the Trustee hereunder, is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall before the end of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property's fair market value or
(ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

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                                   Article XI

                            MISCELLANEOUS PROVISIONS

         Section 11.01. Binding Nature of Agreement; Assignment.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 11.02. Entire Agreement.

         This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

         Section 11.03. Amendment.

         (a) This Agreement may be amended from time to time by the Depositor and the Trustee, without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in any Offering Document; or to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the FASIT Provisions. No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel, adversely affect the status of the FASIT created pursuant to this Agreement, nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Holder. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee may require an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material respect any Holder if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce, qualify or withdraw the then current rating assigned to the Certificates (and any Opinion of Counsel requested by the Trustee in connection with any such amendment may rely expressly on such confirmation as the basis therefor).

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

         (b) This Agreement may also be amended from time to time by the Depositor, and the Trustee with the consent of the Holders of not less than 66 2/3% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the FASIT as a FASIT, result in a prohibited transaction under Section 860L(e)(2) or cause a tax to be imposed on the FASIT; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Assistance Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates affected thereby. For purposes of this paragraph, references to "Holder" or "Holders" shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

         (c) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and to the Rating Agencies.

         (d) It shall not be necessary for the consent of Holders under this
Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

         (e) Notwithstanding anything to the contrary in any Servicing Agreement, the Trustee shall not consent to any amendment of any Servicing Agreement except pursuant to the standards provided in this Section with respect to amendment of this Agreement.

         (f) Notwithstanding any other provision of this Section 11.03, all amendments shall, so long as the Class A1 Certificates are outstanding, be approved by the Holders of the Class A1 Certificates. The Holders of the Class A1 Certificates may require, as a condition to granting their consents, an Opinion of Counsel to the effect that an action to be taken by the Trust Fund is required to maintain the status of the FASIT formed hereby as a FASIT, or that the action will not materially adversely affect the Class A1 Certificateholders, and the Trustee shall deliver copies of any amendment to the Holders of the Class A1 Certificates.

         Section 11.04. Voting Rights.

         Except to the extent that the consent of all affected Certificateholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Certificateholders representing specified percentages of aggregate outstanding Certificate Principal Amount (or Notional Amount), Certificates owned by the Depositor, the Trustee or the Servicer or Affiliates thereof are not to be counted so long as such Certificates are owned by the Depositor, the Trustee or the Servicer or Affiliates thereof.

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         Section 11.05. Provision of Information.

         (a) For so long as any of the Certificates of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, each of the Depositor and the Trustee agree to cooperate with each other to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such Certificateholder, upon the request of such Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act. Any reasonable, out-of-pocket expenses incurred by the Trustee in providing such information shall be reimbursed by the Depositor.

         (b) The Trustee will provide to any person to whom a Prospectus was delivered, upon the request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed with the Securities and Exchange Commission pursuant to Section 9.02(c) and (ii) a copy of any other document incorporated by reference in the Prospectus. Any reasonable out-of-pocket expenses incurred by the Trustee in providing copies of such documents shall be reimbursed by the Depositor.

         (c) On each Distribution Date, the Trustee shall deliver or cause to be delivered by first class mail to the Depositor, Attention: Contract Finance, or to make available on its website, a copy of the report delivered to Certificateholders pursuant to Section 4.03.

         Section 11.06. Governing Law.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

         Section 11.07. Notices.

         All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth below (or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this
Section 11.07): (a) in the case of the Depositor, Structured Asset Securities Corporation, 101 Hudson Street, Jersey City, New Jersey 07302, Attention: Mark Zusy and (b) in the case of the Trustee, 11000 Broken Land Parkway, Columbia, Maryland 21044, Attention: Corporate Trust Services (SASCO 2002-AL1), telecopy number 410-884-2360, with a copy to: Wells Fargo Bank Minnesota, N.A., Sixth and Marquette Avenue, Minneapolis, Minnesota 55475, Attention: Corporate Trust Services (SASCO 2002-AL1), or as to each party such other address as may hereafter be furnished by such party to the other parties in writing. Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. Notwithstanding any provision herein, any notice delivered to another party shall be sent to the Holders of the Class A1 Certificates.

         Section 11.08. Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.09. Indulgences; No Waivers.

         Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

         Section 11.10. Headings Not To Affect Interpretation.

         The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

         Section 11.11. Benefits of Agreement.

         Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement, except to the extent specified in Sections 11.14 and 11.15.

         Section 11.12. Special Notices to the Rating Agencies.

         (a) The Depositor shall give prompt notice to the Rating Agencies of the occurrence of any of the following events of which it has notice:

             (i) any amendment to this Agreement pursuant to Section 11.03;

             (ii) the occurrence of any Event of Default described in Section 6.14;

             (iii) any notice of termination given to the Servicer and any resignation of the Servicer in each case under the Servicing Agreement;

             (iv) the appointment of any successor to the Servicer the Servicing Agreement; and

             (v) the making of a final payment pursuant to Section 7.02.

         (b) All notices to the Rating Agencies provided for this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

         If to Moody's, to:

         Moody's Investors Service, Inc.
         99 Church Street
         New York, New York  10007
         Attention: Residential Mortgage Surveillance

         If to S&P, to:

         Standard & Poor's Ratings Services
         55 Water Street, 41st Floor
         New York, New York 10041
         Attn: Residential Mortgage Surveillance

         If to Fitch, to:

         One State Street Plaza
         New York, New York  10041
         Attention: Residential Mortgage Surveillance

         (c) The Trustee shall provide or make available to the Rating Agencies reports prepared pursuant to Section 4.03. In addition, the Trustee shall, at the expense of the Trust Fund, make available to each Rating Agency such information as such Rating Agency may reasonably request regarding the Certificates or the Trust Fund, to the extent that such information is reasonably available to the Trustee.

         Section 11.13. Counterparts.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

         Section 11.14. Transfer of Servicing.

         Each Seller agrees that it shall provide written notice to the Trustee and the Servicer thirty days prior to any transfer or assignment by such Seller of its rights under any Servicing Agreement or of the servicing thereunder or delegation of its rights or duties thereunder or any portion thereof to any Person other than the initial Servicer under such Servicing Agreement; provided, that (i) each Seller shall not be required to provide prior notice of any transfer of servicing that occurs within three months following the Closing Date to an entity that is a Servicer on the Closing Date or (ii) neither Lehman Capital nor Lehman Bank shall be required to provide notice of any transfer of servicing rights by either of them to the other. In addition, the ability of each Seller to transfer or assign its rights and delegate its duties under any Servicing Agreement (other than a transfer of servicing rights between Lehman Capital and Lehman Bank) or to transfer the servicing thereunder to a successor servicer shall be subject to the following conditions:

                  (i) Satisfaction of the conditions to such transfer as set forth in the Servicing Agreement including, without limitation, receipt of written consent of the related Seller to such transfer;

                  (ii) Such successor servicer must be qualified to service loans for Fannie Mae or FHLMC;

                  (iii) Such successor servicer must satisfy the seller/servicer eligibility standards in the Servicing Agreement, exclusive of any experience in loan origination;

                  (iv) Such successor servicer must execute and deliver to the Trustee, an agreement, in form and substance reasonably satisfactory to the Trustee, that contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under the Servicing Agreement or, in the case of a transfer of servicing to a party that is already a Servicer pursuant to this Agreement, an agreement to add the related Assistance Loans to the Servicing Agreement already in effect with the Servicer;

                  (v) If the successor servicer is not a Servicer of Assistance Loans at the time of transfer, there must be delivered to the Trustee a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates;

                  (vi) The related Seller shall, at its cost and expense, take such steps, or cause the terminated Servicer to take such steps, as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the Assistance Loans to such successor servicer, including, but not limited to, the following: (A) to the extent required by the terms of the Assistance Loans and by applicable federal and state laws and regulations, the related Seller shall cause the prior Servicer to timely mail to each Borrower under an Assistance Loan any required notices or disclosures describing the transfer of servicing of the Assistance Loans to the successor servicer; (B) prior to the effective date of such transfer of servicing, the related Seller shall cause the prior Servicer to transmit to any related insurer notification of such transfer of servicing; (C) on or prior to the effective date of such transfer of servicing, the related Seller shall cause the prior Servicer to deliver to the successor servicer all Assistance Loan documents and any related records or materials; (D) on or prior to the effective date of such transfer of servicing, the related Seller shall cause the prior Servicer to transfer to the successor servicer, or, if such transfer occurs after a Remittance Date, to the Servicer, all funds held by the Servicer in respect of the Assistance Loans; (E) on or prior to the effective date of such transfer of servicing, the related Seller shall cause the prior Servicer to, after the effective date of the transfer of servicing to the successor servicer, continue to forward to such successor servicer, within one Business Day of receipt, the amount of any payments or other recoveries received by the prior Servicer, and to notify the successor servicer of the source and proper application of each such payment or recovery; and (F) the related Seller shall cause the prior Servicer to, after the effective date of transfer of servicing to the successor servicer, continue to cooperate with the successor servicer to facilitate such transfer in such manner and to such extent as the successor servicer may reasonably request.

         Section 11.15. Statements to Fannie Mae.

         On the fourth (or in some instances, third, but never less than third) Business Day preceding each Distribution Date, the Trustee shall deliver to Fannie Mae (by electronic medium as specified in the next sentence) a statement identifying the Class Principal Amount for each Class of Certificates. The Trustee shall deliver such statement on or before 12:00 noon (New York time) on such day via the internet using the following domain name: bond_admin@fanniemae.com. If payment by Fannie Mae will be payable on a Distribution Date, all information required under Section 4.03(a) must also be similarly delivered to Fannie Mae on such third Business Day immediately preceeding such Distribution Date. The second consecutive failure by the Trustee to deliver the Class Principal Amount (or to deliver an accurate Class Principal Amount) to Fannie Mae shall constitute an event of default and permit Fannie Mae to remove the Trustee for cause; provided that the Master Servicer had timely delivered the information set forth above for the related Distribution Date to the Trustee.

         On or before the Distribution Date, the Trustee shall prepare a statement as to such distribution (the "Distribution Statement"), based substantially on information provided by the Servicer in the related remittance reports, and shall a) send to Fannie Mae at its e-mail address at bond_admin@fanniemae.com and b) make such statement available at its website located at http://www.ctslink.com to the Depositor, Fannie Mae and each Certificateholder, setting forth:

         (a) the class factor for each Class of Securities;

         (b) the Aggregate Principal Balance of Pool 1, Pool 2 and Pool 3;

         (c) the Available Distribution Amount, the APO Principal Distribution Amount and the Principal Prepayment amount for such Distribution Date;

         (d) the amount of such distribution to the Certificateholders of Certificates of such Class to be applied to reduce the Certificate Principal Amount thereof;

         (e) the amount of such distribution to the Certificateholders of such Class allocable to interest, and the Designated Rate applicable to each Class (separately identifying (a) the amount of such interest accrued during the calendar month preceding the month of such Distribution Date, and (b) the amount of interest from previous calendar months;

         (f) the amount of the Servicing Fee to be paid to each Servicer and the security guarantee fee to be paid to the security guarantor (if applicable) on such Distribution Date;

         (g) if applicable, the aggregate amount of outstanding Servicing Advances included in such distribution, the aggregate amount of Servicing Advances reimbursed during the calendar month preceding the Distribution Date and the aggregate amount of unreimbursed Servicing Advances at the close of business on such Remittance Date;

         (h) if applicable, the aggregate amount of outstanding Trustee's advances included in such distribution, and the aggregate amount of Trustee's advances reimbursed during the calendar month preceding the Distribution Date;

         (i) the number and Aggregate Principal Balance of the Assistance Loans outstanding as of the last Business Day of the calendar month preceding such Distribution Date;

         (j) the number and Aggregate Principal Balance of the Assistance Loans, as reported to the Trustee by the Servicer, (i) that are current, 30 days contractually delinquent, 60 days contractually delinquent, 90 days contractually delinquent or 120 days or more contractually delinquent), (ii) as to which foreclosure proceedings have been commenced, and (iii) as to which the Borrower is subject to a bankruptcy proceeding;

         (k) the Aggregate Principal Balance of each Class of Certificates (and, in the case of any Certificate with no principal balance, the notional amount of such Class) after giving effect to the distribution to be made on such Distribution Date, and separately identifying any reduction thereof on account of Realized Losses;

         (l) the aggregate amount of (i) payoffs and Principal Prepayments made by Borrowers, (ii) Liquidation Proceeds, condemnation proceeds and Insurance Proceeds, and (iii) Realized Losses incurred during the related Collection Period;

         (m) the aggregate amount of any Assistance Loan that has been repurchased from the Trust Fund;

         (n) the aggregate shortfall, if any, allocated to each Class of Certificates at the close of business on such Distribution Date;

         (o) the Designated Rate for each Class of Certificates applicable to such Distribution Date;

         (p) the Senior Percentage, the Senior Prepayment Percentage, the Subordinate Percentage and the Subordinate Prepayment Percentage, if any, for all Classes issued by the related underlying trust for such Distribution Date;

         (q) in the case of a Trust with respect to which one or more FASIT elections have been or will be made, any reports required to be provided to the Certificateholders by the FASIT Provisions; and

         (r) and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns.

         IN WITNESS WHEREOF, the Depositor and the Trustee have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

                                 STRUCTURED ASSET SECURITIES
                                    CORPORATION, as Depositor


                                 By: /s/ Ellen V. Kiernan
                                     -----------------------------------------
                                     Name: Ellen V. Kiernan
                                     Title: Vice President


                                 WELLS FARGO BANK MINNESOTA,
                                      NATIONAL ASSOCIATION,
                                      as Trustee


                                 By: /s/ Amy Doyle
                                     -----------------------------------------
                                     Name: Amy Doyle
                                     Title: Vice President




Solely for purposes of Sections 2.05 and 11.14,
accepted and agreed to by:

LEHMAN CAPITAL, A DIVISION OF
     LEHMAN BROTHERS HOLDINGS INC.


By: /s/ Stanley Labanowski
    ------------------------------
    Name: Stanley Labanowski
    Title: Senior Vice President

Solely for purposes of Sections 2.05 and 11.14,
accepted and agreed to by:

LEHMAN BROTHERS BANK, FSB



By: /s/ Gary Taylor
    ------------------------------
    Name: Gary Taylor
    Title: Vice President

                                    EXHIBIT A

                              FORMS OF CERTIFICATES

                                   EXHIBIT B-1

                      FORM OF TRUSTEE INITIAL CERTIFICATION


                                                     ________________
                                                           [Date]


Structured Asset Securities Corporation
101 Hudson Street
Jersey City, New Jersey  07302


         RE: Trust Agreement, dated as of February 1, 2002, (the "Trust Agreement"), between Structured Asset Securities Corporation, as Depositor and Wells Fargo Bank Minnesota, National Association, as Trustee, with respect to Structured Asset Securities Corporation Assistance Loan Pass-Through Certificates, Series 2002-AL1
                  -------------------------------------------------------------


Ladies and Gentlemen:

         In accordance with Section 2.02(a) of the Trust Agreement, subject to review of the contents thereof, the undersigned, as Trustee, hereby certifies that it has received the documents listed in Section 2.01(b) of the Trust Agreement for each Loan File pertaining to each Assistance Loan listed on Schedule A, to the Trust Agreement.

         Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is subject in all respects to the terms of Section
2.02 of the Trust Agreement and the Trust Agreement sections cross-referenced therein.


                                               WELLS FARGO BANK MINNESOTA,
                                               NATIONAL ASSOCIATION,
                                               as Trustee


                                               By: ________________________
                                                   Name:
                                                   Title:

                                   EXHIBIT B-2

                      FORM OF TRUSTEE INTERIM CERTIFICATION


                                                      _______________
                                                           [Date]


Structured Asset Securities Corporation
101 Hudson Street
Jersey City, New Jersey  07302

         RE: Trust Agreement, dated as of February 1, 2002, (the "Trust Agreement"), between Structured Asset Securities Corporation, as Depositor, and Wells Fargo Bank Minnesota, National Association, as Trustee, with respect to Structured Asset Securities Corporation Pass-Through Certificates, Series 2002-AL1
                  -------------------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.02(b) of the Trust Agreement, the undersigned, as Trustee, hereby certifies that as to each Assistance Loan listed in the Assistance Loan Schedule (other than any Assistance Loan paid in full or listed on the attachment hereto) it (or its custodian) has received the applicable documents listed in 2.01(b) of the Trust Agreement:

         The undersigned hereby certifies that as to each Assistance Loan identified on the Assistance Loan Schedule, other than any Assistance Loan listed on the attachment hereto, it has reviewed the documents listed above and has determined that each such document appears regular on its face and appears to relate to the Assistance Loan identified in such document.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement including, but not limited to, Section 2.02(b).


                                               WELLS FARGO BANK MINNESOTA,
                                               NATIONAL ASSOCIATION,
                                               as Trustee


                                               By: ________________________
                                                   Name:
                                                   Title:

                                     B-2-1

                                   EXHIBIT B-3

                       FORM OF TRUSTEE FINAL CERTIFICATION


                                                       ________________
                                                             [Date]


Structured Asset Securities Corporation
101 Hudson Street
Jersey City, New Jersey

         Re: Trust Agreement, dated as of February 1, 2002, (the "Trust Agreement"), between Structured Asset Securities Corporation, as Depositor, and Wells Fargo Bank Minnesota, National Association, as Trustee, with respect to Structured Asset Securities Corporation Pass-Through Certificates, Series 2002-AL1
                  ------------------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.02(d) of the Trust Agreement, the undersigned, as Trustee, hereby certifies that as to each Assistance Loan listed in the Assistance Loan Schedule (other than any Assistance Loan paid in full or listed on the attachment hereto) it has received the applicable documents listed in Section 2.02(b) of the Trust Agreement.

         The undersigned hereby certifies that as to each Assistance Loan identified on the Assistance Loan Schedule, other than any Assistance Loan listed on the attachment hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Assistance Loan
Schedule is correct.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement.

                                               WELLS FARGO BANK MINNESOTA,
                                               NATIONAL ASSOCIATION,
                                               as Trustee


                                               By: ________________________
                                                   Name:
                                                   Title:


                                     B-3-1

                                   EXHIBIT B-4

                               FORM OF ENDORSEMENT

         Pay to the order of Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee") under the Trust Agreement dated as of February 1, 2002, between Structured Asset Securities Corporation, as Depositor and the Trustee relating to Structured Asset Securities Corporation Pass-Through Certificates, Series 2002-AL1, without recourse.




                                           ____________________________________
                                                [current signatory on note]


                                           By:_________________________________
                                              Name:
                                              Title:


                                     B-4-1

                                    EXHIBIT C

                  REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT


                                                       _________________
                                                              Date


[Addressed to Trustee
or, if applicable, custodian]



         In connection with the administration of the mortgages held by you as Trustee under a certain Trust Agreement dated as of February 1, 2002 between Structured Asset Securities Corporation, as Depositor and you, as Trustee (the "Trust Agreement"), the undersigned Servicer hereby requests a release of the Loan File held by you as Trustee with respect to the following described Assistance Loan for the reason indicated below.

         Borrower's Name:

         Address:

         Loan No.:

         Reason for requesting file:

         1. Assistance Loan paid in full. (The Servicer hereby certifies that all amounts received in connection with the loan have been or will be credited to the Certificate Account (pursuant to the Trust Agreement.)

         2. The Assistance Loan is being foreclosed.

         3. Assistance Loan substituted. (The Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Loan File pursuant to the Trust Agreement.)

         4. Assistance Loan repurchased. (The Servicer hereby certifies that the Purchase Price has been credited to the Certificate Account (whichever is applicable) pursuant to the Trust Agreement.)

         5. Other. (Describe

         The undersigned acknowledges that the above Loan File will be held by the undersigned in accordance with the provisions of the Trust Agreement and will be returned to you within ten (10) days of our receipt of the Loan File, except if the Assistance Loan has been paid in full, or repurchased or substituted for a Qualifying Substitute Assistance Loan (in which case the Loan File will be retained by us permanently) and except if the Assistance Loan is being foreclosed (in which case the Loan File will be returned when no longer required by us for such purpose).

         Capitalized terms used herein shall have the meanings ascribed to them in the Trust Agreement.

                                                  _____________________________
                                                       [Name of Servicer]



                                                  By:__________________________
                                                     Name:
                                                     Title: Servicing Officer

                                   EXHIBIT D-1

          FORM OF OWNERSHIP CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)


STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NEW YORK         )



         The undersigned, being first duly sworn, deposes and says as follows:

         1. The undersigned is the __________________________ of _______________
(the "Purchaser"), a [corporation duly organized] and existing under the laws of ________________, on behalf of which he [she] makes this affidavit.

         2. The Purchaser's Taxpayer Identification Number is _________.

         3. The Purchaser is (and at all times that it holds the Class O Certificate will be) an "eligible corporation" within the meaning of Section 860L(a)(2) of the Code that, at any time after the close of the third month beginning after the Startup Day, (i) is not the obligor on any debt instrument held as part of the Trust Fund and (ii) is not related, within the meaning of
Section 860L(g), to any person who is an obligor on any debt instrument held as part of the Trust Fund. The Purchaser is acquiring the Class O Certificate directly for its own account and not as the nominee for another.

         4. The Purchaser is not, and on _________ [date of transfer] will not be, and is not and on such date will not be investing the assets of, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan subject to Code Section 4975 or a person or entity that is using the assets of any employee benefit plan or other plan to acquire an Ownership Interest.

         5. The Purchaser hereby acknowledges that under the terms of the Trust Agreement dated as of February 1, 2002 (the "Trust Agreement") between Structured Asset Securities Corporation, as Depositor, and Wells Fargo Bank Minnesota, N.A., as Trustee, no transfer of the Ownership Certificate shall be permitted to be made to any person unless the Trustee has received a certificate from such transferee to the effect that such transferee is not an employee benefit plan subject to ERISA or a plan subject to Section 4975 of the Code and is not using the assets of any employee benefit plan or other plan to acquire Ownership Certificates.

         6. The Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Ownership Certificate.

         7. The Purchaser will not transfer an Ownership Certificate to any person or entity (i) as to which the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 5 hereof, and (ii) without obtaining form the prospective Purchaser an affidavit substantially in this form and providing to the Trustee a written statement substantially in the form of Exhibit F to the Agreement.

                                     D-1-1

         8. The Purchaser understands that the Class O Certificate is an ownership interest in a FASIT and, as a result, the Purchaser may incur tax liabilities in excess of any cash flows generated by the Class O Certificate and that it intends to pay taxes associated with holding such Class O Certificate as they become due.

         9. The Purchaser agrees to such amendments of the Agreement as may be required to further effectuate the restrictions on transfer of the Class O Certificate to any Person other than an eligible corporation within the meaning of Section 860L(a)(2) of the Code that, at any time after the close of third month beginning after the Startup Day, (i) is not the obligor on any debt instrument held as part of the Trust Fund and (ii) is not related, within the meaning of Section 860L(g) to any person who is an obligor on any debt instrument held as part of the Trust Fund.





                                     D-1-2

                  IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________, ________.



                                                   ____________________________
                                                       Print Name of Purchaser


                                                   By:_________________________
                                                      Name:
                                                      Title:


                  Personally appeared before me the above-named [name of officer] ________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _______ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

                  Subscribed and sworn before me this _____ day of ________, 20__.

NOTARY PUBLIC

__________________________

COUNTY OF ________________

STATE OF _________________

My commission expires the ___ day of ______, ____


                                     D-1-3

                                   EXHIBIT D-2

           FORM OF CLASS O CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)


         Re: Structured Asset Securities Corporation Pass-Through Certificates,
             Series 2002-AL1

         __________________ (the "Transferor") has reviewed the attached affidavit of _________ (the "Transferee"), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 5 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to an Ownership Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                                                     Very truly yours,


                                                     __________________________
                                                     [Name of Transferor]

                                                     By:_______________________
                                                         Name:
                                                         Title:
Date:__________________ , ____


                                     D-2-1

                                    EXHIBIT E

                               SERVICING AGREEMENT

                                    EXHIBIT F

                     FORM OF RULE 144A TRANSFER CERTIFICATE


         Re:      Structured Asset Securities Corporation
                  Pass-Through Certificates
                  Series 2002-AL1
                  ------------------------------------------------

                  Reference is hereby made to the Trust Agreement dated as of February 1, 2002 (the "Trust Agreement") between Structured Asset Securities Corporation, as Depositor, and Wells Fargo Bank Minnesota, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

                  This letter relates to $_________ initial Certificate Principal Amount of Class Certificates which are held in the form of Definitive Certificates registered in the name of __________________ (the "Transferor"). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class registered in the name of [insert name of transferee].

                  In connection with such request, and in respect of such Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Trust Agreement and the Certificates and (ii) Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A purchasing for its own account or for the account of a "qualified institutional buyer", which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Placement Agent and the Depositor.

                                                  ____________________________
                                                       [Name of Transferor]



                                                  By:_________________________
                                                       Name:
                                                       Title:

Dated: __________________, ________

                                    EXHIBIT G


                         FORM OF PURCHASER'S LETTER FOR
                        INSTITUTIONAL ACCREDITED INVESTOR


                                                                     ___________
                                                                         Date


Dear Sirs:


         In connection with our proposed purchase of $______________ principal amount of Pass-Through Certificates, Series 2002-AL1 (the "Privately Offered Certificates") of Structured Asset Securities Corporation (the "Depositor") which are held in the form of Definitive Certificates, we confirm that:

(1) We understand that the Privately Offered Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Privately Offered Certificates within two years of the later of the date of original issuance of the Privately Offered Certificates or the last day on which such Privately Offered Certificates are owned by the Depositor or any affiliate of the Depositor (which includes the Placement Agent) we will do so only (A) to the Depositor, (B) to "qualified institutional buyers" (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act ("QIBs"), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an "Institutional Accredited Investor") which, prior to such transfer, delivers to the Trustee under the Trust Agreement dated as of February 1, 2002 between the Depositor and Wells Fargo Bank Minnesota, National Association, as Trustee (the "Trustee"), a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Privately Offered Certificates from us a notice advising such purchaser that resales of the Privately Offered Certificates are restricted as stated herein.

(2) We understand that, in connection with any proposed resale of any Privately Offered Certificates to an Institutional Accredited Investor, we will be required to furnish to the Trustee and the Depositor a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Privately Offered Certificates purchased by us will bear a legend to the foregoing effect.

(3) We are acquiring the Privately Offered Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Privately Offered Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4) We are an Institutional Accredited Investor and we are acquiring the Privately Offered Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

(5) We have received such information as we deem necessary in order to make our investment decision.

(6) If we are acquiring ERISA-Restricted Certificates, we understand that in accordance with ERISA, the Code and the Exemption, no Plan and no person acting on behalf of such a Plan may acquire such Certificate except in accordance with Section 3.03(d) of the Trust Agreement.

         Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Trust Agreement.

         You and the Depositor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                                     Very truly yours,


                                                     __________________________
                                                              [Purchaser]



                                                     By________________________
                                                          Name:
                                                          Title:

                                    EXHIBIT H

                       [FORM OF ERISA TRANSFER AFFIDAVIT]

STATE OF NEW YORK     )
                      )  ss.:
COUNTY OF NEW YORK    )

         The undersigned, being first duly sworn, deposes and says as follows:

         1. The undersigned is the ______________________ of (the "Investor"), a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.

         2. The Investor either (x) is not, and on ___________ [date of transfer] will not be, an employee benefit plan subject to Section 406 or
Section 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), the trustee of any such plan or a person acting on behalf of any such plan or investing the assets of any such plan; (y) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is purchasing the Certificate with funds contained in an "insurance company general account" as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60 and the purchase and holding of the Certificate are covered under
Section I and III of PTCE 95-60; or (z) herewith delivers to the Trustee and shall deliver to the Depositor an opinion of counsel (a "Benefit Plan Opinion") satisfactory to the Trustee and the Depositor, and upon which the Trustee and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Investor will not result in the assets of the Trust Fund being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA or the Code and will not subject the Trustee or the Depositor to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trustee or the Depositor.

         3. The Investor hereby acknowledges that under the terms of the Trust Agreement (the "Agreement") between Structured Asset Securities Corporation, as Depositor and Wells Fargo Bank Minnesota, National Association, as Trustee, dated as of February 1, 2002, no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Depositor and Trustee have received a certificate from such transferee in the form hereof.

                  IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________, 20__.


                                            ___________________________________
                                                 [Investor]


                                            By:________________________________
                                                 Name:
                                                 Title:

ATTEST:


_____________________________

STATE OF                 )
                         )  ss.:
COUNTY OF                )

         Personally appeared before me the above-named ___________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _________________ of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

         Subscribed and sworn before me this _____ day of ___________ 20___.


                                             _____________________________
                                             NOTARY PUBLIC

                                             My commission expires the
                                             ____ day of __________, 20__.

                                    EXHIBIT I

                            MONTHLY REMITTANCE ADVICE

                                    EXHIBIT J

                      MONTHLY ELECTRONIC DATA TRANSMISSION

                                    EXHIBIT K

                              CUSTODIAL AGREEMENTS

                                    EXHIBIT L

                                   [RESERVED]

                                    EXHIBIT M

                                   [RESERVED]

                                   EXHIBIT N-1

                          FORM OF TRANSFER CERTIFICATE
                  FOR TRANSFER FROM RESTRICTED GLOBAL SECURITY
                         TO REGULATION S GLOBAL SECURITY
                       (Transfers pursuant toss.3.03(h)(B)
                                of the Agreement)
                     ---------------------------------------


                  Re: Structured Asset Securities Corporation Trust Pass-Through Certificates, Series 2002-AL1
                           ---------------------------------------------

         Reference is hereby made to the Trust Agreement (the "Agreement") between Structured Asset Securities Corporation, as Depositor and Wells Fargo Bank Minnesota, National Association, as Trustee (the "Trustee"), dated as of February 1, 2002. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

         This letter relates to U.S. $_________ aggregate principal amount of Securities which are held in the form of a Restricted Global Security with DTC in the name of [name of transferor] __________________ (the "Transferor") to effect the transfer of the Securities in exchange for an equivalent beneficial interest in a Regulation S Global Security.

         In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Agreement and the Securities and in accordance with Rule 904 of Regulation S, and that:

                  a. the offer of the Securities was not made to a person in the United States;

                  b. at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;

                  c. no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

                  d. the transaction is not part of a plan or scheme to evade the registration requirements of the United States Securities Act of 1933, as amended; and

                  e. the transferee is not a U.S. person (as defined in Regulation S).

         You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.




                                                     __________________________
                                                     [Name of Transferor]


                                                     By:_______________________
                                                        Name:
                                                        Title:


Date:__________________________ , _____

                                   EXHIBIT N-2

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                        FROM REGULATION S GLOBAL SECURITY
                          TO RESTRICTED GLOBAL SECURITY
                       (Transfers pursuant toss.3.03(h)(C)
                                of the Agreement)
                       -----------------------------------


                  Re: Structured Asset Securities Corporation Pass-Through Certificates, Series 2002-AL1
                           ---------------------------------------------------

         Reference is hereby made to the Trust Agreement (the "Agreement") between Structured Asset Securities Corporation, as Depositor and Wells Fargo Bank Minnesota, National Association, as Trustee, dated as of February 1, 2002. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

         This letter relates to U.S. $_________ aggregate principal amount of Securities which are held in the form of a Regulations S Global Security in the name of [name of transferor] __________________ (the "Transferor") to effect the transfer of the Securities in exchange for an equivalent beneficial interest in a Restricted Global Security.

         In connection with such request, and in respect of such Securities, the Transferor does hereby certify that such Securities are being transferred in accordance with (i) the transfer restrictions set forth in the Agreement and the Securities and (ii) Rule 144A under the United States Securities Act of 1933, as amended, to a transferee that the Transferor reasonably believes is purchasing the Securities for its own account or an account with respect to which the transferee exercises sole investment discretion, the transferee and any such account is a qualified institutional buyer within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

                                                     __________________________
                                                     [Name of Transferor]


                                                     By:_______________________
                                                        Name:
                                                        Title:


Date:__________________________ , _____


                                     N-2-1

                                   SCHEDULE A


                              ALL ASSISTANCE LOANS

                                 (by Loan Pool)



                                     Sch A-1